UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

International Securities Exchange

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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60 Broad Street

New York, New York 10004

April 1, 2005

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of International Securities Exchange, Inc. The Annual Meeting will be held at 10:00 a.m., local time, on Wednesday, May 11, 2005, at The Down Town Association, located at 60 Pine Street, New York, NY 10005.

This solicitation is being made on behalf of the Board of Directors of International Securities Exchange, Inc. This letter and the accompanying proxy statement, proxy card and Annual Report are first being mailed to shareholders on or about April 1, 2005.

Your vote is very important. We urge you to vote by signing, dating and mailing the enclosed proxy card before the Annual Meeting, even if you plan to attend the Annual Meeting. If you are a Class A shareholder, you also may vote with respect to your Class A shares by telephone or over the Internet by following the instructions on the enclosed proxy card. We look forward to seeing you at the Annual Meeting.

Sincerely,

Ivers W. Riley	David Krell
Chairman of the Board	President and Chief Executive Officer

60 Broad Street

New York, New York 10004

Notice of Annual Meeting of Shareholders

May 11, 2005

The Annual Meeting of Shareholders of International Securities Exchange, Inc. will be held at 10:00 a.m., local time, on Wednesday, May 11, 2005, at The Down Town Association, located at 60 Pine Street, New York, NY 10005, for the following purposes:

1.	to elect four directors whom we refer to as “non-industry directors” (elected by Class A shareholders);

2.	to elect the Chief Executive Officer as a director (elected by Class A shareholders);

3.	to elect (a) one Class B-1 industry director (elected by Class B-1 shareholders voting together as a single class); (b) one Class B-2 industry director (elected by Class B-2 shareholders voting together as a single class); and (c) one Class B-3 industry director (elected by Class B-3 shareholders voting together as a single class). We refer to the directors elected by our Class B shareholders as the “industry directors”;

4.	to ratify our Finance and Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2005 fiscal year; and

5.	to transact any other business that properly comes before the Annual Meeting.

You are entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof, if you were a holder of record of Class A common stock or Class B common stock at the close of business on March 29, 2005.

Your vote is important. We urge you to vote your shares promptly, even if you plan to attend the Annual Meeting. If you are a Class A shareholder, you may vote with respect to your Class A shares over the Internet, by telephone or by returning the enclosed proxy card. Specific instructions on how to vote can be found on the proxy card.

Our proxy tabulator for shares of our Class A common stock, The Bank of New York, and our proxy tabulator for our shares of Class B common stock, Joseph Ferraro, each must receive any proxy that will not be delivered in person at the Annual Meeting by 5:00 p.m., local time, on Tuesday, May 10, 2005 in order for your vote to be counted.

By Order of the Board of Directors,

Michael J. Simon

Secretary

April 1, 2005

New York, New York

INTERNATIONAL SECURITIES EXCHANGE, INC.

60 Broad Street

New York, New York 10004

PROXY STATEMENT

GENERAL INFORMATION

When and where is the Annual Meeting?

The Annual Meeting of Shareholders of International Securities Exchange, Inc. will be held on Wednesday, May 11, 2005, at 10:00 a.m., local time, at The Down Town Association, located at 60 Pine Street, New York, NY 10005. In this proxy statement, we refer to International Securities Exchange, Inc. as “ISE” or the “Company.” In addition, in this proxy statement, the terms “we,” “us” and “our” refer to ISE or the Company.

Subject to space availability, all holders of Class A common stock and Class B common stock on March 29, 2005, the record date for the Annual Meeting, or their duly appointed proxies, are invited to attend the Annual Meeting. If you attend, you may be asked to present valid picture identification, such as a driver’s license or passport, and, if you are not a shareholder of record, evidence from your broker that you are a shareholder and are eligible to attend the meeting. Shareholders will not be allowed to use cameras (including cell phones with photographic capabilities), recording devices and other electronic devices at the meeting.

What proposals are shareholders being asked to vote on?

Holders of Class A common stock are being asked to vote on:

•	the election of four directors whom we refer to as “non-industry directors”;

•	the election of the Chief Executive Officer as a director; and

•	the ratification of our Finance and Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2005 fiscal year.

Holders of Class B-1, Class B-2 and Class B-3 shares are being asked to vote on the election of one industry director for their respective class. We refer to the directors elected by the Class B shareholders collectively as “industry directors” and where the context requires, the “Class B-1 industry directors,” “Class B-2 industry directors,” and “Class B-3 industry directors.”

Why is this proxy statement being sent to me?

We sent you these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement summarizes the information you need to vote at the Annual Meeting. On April 1, 2005, we began mailing these proxy materials to all of our holders of record of Class A common stock and Class B common stock, as of the close of business on March 29, 2005.

Who is entitled to vote?

You may vote if you owned shares of Class A common stock or Class B common stock as of the close of business on March 29, 2005, the record date for the Annual Meeting. The following table shows how many shares of our Class A common stock and Class B common stock were outstanding on the record date and the number of votes to which each share is entitled on the proposals to be presented at the Annual Meeting:

Class of Common Stock	Number of Outstanding Shares	Election of Non-Industry Directors	Election of CEO as Director	Election of Industry Director	Ratification of Independent Registered Public Accounting Firm
Class A	37,400,319	1 vote/share*	1 vote/share*	N/A	1 vote/share*
Class B-1	10	N/A	N/A	1 vote/share*	N/A
Class B-2	143	N/A	N/A	1 vote/share*	N/A
Class B-3	119	N/A	N/A	1 vote/share*	N/A

*	Subject to certain voting limitations noted below.

What are the voting rights of holders of Class A or Class B common stock?

No person (including related persons) may possess the right to vote or cause the voting of shares representing more than 20% of any class or series of our outstanding capital stock or enter into any agreement not to vote shares of stock, the effect of which agreement would be to enable any person (including related persons) to vote or cause the voting of shares of stock that represent in the aggregate more than 20% of any class or series of our outstanding capital stock. The term “related persons” means, (1) with respect to any person, all affiliates and associates of such person (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act); (2) with respect to any person constituting a member, any broker or dealer with which such member is associated; and (3) any two or more persons that have any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of our capital stock. The 20% voting limit does not apply to any solicitation of any revocable proxy from any of our shareholders by us or by any shareholder pursuant to Regulation 14A under the Exchange Act.

Under our organizational documents, only those shares entitled to vote would be counted for purposes of determining a quorum or a minimum vote required for the transaction of any business at any shareholders’ meeting, including when specified business is to be voted on by a class or a series voting as a class.

Our Board of Directors may waive the provisions regarding voting limits relating to persons other than our Class B shareholders by an amendment to our amended and restated constitution, subject to a determination of the Board that such person (including its related persons) is not subject to any applicable “statutory disqualification” and that such waiver amendment:

•	will not impair our ability to carry out our functions and responsibilities as a “national securities exchange” under the Exchange Act;

•	is otherwise in our best interests and the best interests of our shareholders; and

•	will not impair the ability of the Securities and Exchange Commission, or the SEC, to enforce the Exchange Act.

In making these determinations, our Board of Directors may impose conditions and restrictions on the relevant shareholder or its related persons beneficially owning any shares of our stock entitled to vote on any matter that it deems necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act and our governance. Such amendment to the amended and restated constitution would not be effective unless approved by the SEC. There is no provision allowing our Board of Directors to waive the voting limits for our Class B shareholders.

How do I vote?

You may vote by proxy or in person at the Annual Meeting. If you want to vote by proxy, please complete, sign and date the enclosed proxy card and return it in the enclosed postage-prepaid envelope. If you are a Class A shareholder, you may also cast your vote with respect to your Class A shares by telephone by calling the number on your proxy card or electronically over the Internet by going to the website designated on your proxy card. If you plan to attend the meeting and vote in person, we will give you a ballot when you arrive.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. For Class A shareholders only, telephone and Internet voting with respect to Class A shares also will be offered to shareholders owning such Class A shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote.

If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. If you are a Class A shareholder, you may specify whether your Class A shares should be voted (a) for all, some or none of the nominees for non-industry directors; (b) for the Chief Executive Officer; and (c) for or against the ratification of our independent registered public accounting firm. If you are a Class B shareholder, you may specify whether your shares should be voted for one or none of the nominee(s) for the relevant class of industry director.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by returning the enclosed proxy card in the accompanying envelope, or if you are a Class A shareholder, by casting your vote with respect to your Class A shares by telephone or over the Internet. Voting by proxy will not affect your right to attend the Annual Meeting and vote your shares in person.

What if I return my proxy card but do not provide voting instructions?

If you sign, date and return the proxy card without indicating your instructions on how to vote your shares, the proxies will vote your shares in accordance with the Board’s recommendations as follows:

If you are a Class A shareholder

•	“FOR” the election of the four nominees for non-industry directors;

•	“FOR” the election of the Chief Executive Officer nominee as a director; and

•	“FOR” the ratification of our Finance and Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2005 fiscal year.

If you are a Class B shareholder

•	“ABSTAIN” from voting for the relevant industry director.

If any other matter is presented at the Annual Meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters to be addressed at the Annual Meeting beyond those described in this proxy statement.

Can I change my mind after I vote?

Yes, if you attend the Annual Meeting, you may change your vote at any time before the voting closes at the meeting. If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in the following ways:

•	You may sign and deliver another proxy with a later date;

•	If you are a Class A shareholder, you may vote with respect to your Class A shares by telephone or over the Internet at a later date;

•	You may deliver a written revocation to Michael J. Simon, Secretary, before the Annual Meeting; or

•	You may attend the meeting and vote in person.

Your most current vote is the one that is counted. Simply attending the Annual Meeting will not automatically revoke your proxy. You must vote in person at the meeting in order to revoke your proxy. If you do not attend the Annual Meeting, your vote or revocation must be received by our Class A common stock proxy tabulator, The Bank of New York, or by our Class B common stock proxy tabulator, Joseph Ferraro, by 5:00 p.m., local time, on Tuesday, May 10, 2005 to be counted.

Is my vote confidential?

All proxies, ballots and tabulations that identify the vote of a particular shareholder will be kept confidential, except as necessary to allow the inspectors of election to certify the voting results or to meet legal requirements. Representatives of The Bank of New York, our transfer agent, will act as the inspectors of election and will count the votes.

Comments written on proxy cards or ballots may be provided by The Bank of New York or Joseph Ferraro to Michael J. Simon, Secretary, with the name and address of the shareholder. Each comment will be provided without reference to the vote of the shareholder, unless the vote is mentioned in the comment or unless disclosure of the vote is necessary in order to understand the comment. At our request, the inspectors of election may provide us with a list of shareholders who have not voted and periodic status reports on the aggregate vote. These status reports may include breakdowns of vote totals by different types of shareholders, although it is expected that we will not be able to determine how individual shareholders voted.

How many votes must be present to hold the Annual Meeting?

Your shares will be counted as present at the Annual Meeting if you attend the meeting and vote in person, if you properly return a proxy card or if you are a Class A shareholder, if you vote with respect to your Class A shares by telephone or over the Internet. In order for us to conduct the meeting, shareholders entitled to vote generally in the election of directors possessing at least a majority of the votes entitled to be cast on each proposal as of March 29, 2005 must be present. This is referred to as a quorum.

Proxies marked “withhold” or “abstain” and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. To ensure that there will be a quorum for each of the proposals to be voted on, please vote before the Annual Meeting, and allow your shares to be represented at the Annual Meeting by your proxies. Voting before the Annual Meeting will not prevent you from voting in person at the Annual Meeting. If you vote in person at the Annual Meeting, your previous vote will be revoked automatically.

How many votes are needed to approve the various proposals?

Each of the proposals presented at the Annual Meeting will be considered separately. Assuming that a quorum is present for the particular proposal, the following votes are required to approve each of the proposals:

Proposal	Vote Required to Approve
Election of Non-Industry Directors	Four nominees receiving a plurality of the votes cast at the Annual Meeting by the holders of Class A common stock will be elected
Election of Chief Executive Officer as a Director	The nominee receiving a plurality of the votes cast at the Annual Meeting by the holders of Class A common stock will be elected
Election of each Industry Director

One Class B-1, one Class B-2 and one Class B-3 nominee receiving the highest number of “FOR” votes in his or her class cast at the Annual Meeting by the holders of Class B-1, Class B-2 and Class B-3 common stock, respectively, will be elected

Ratification of Ernst & Young LLP as our independent registered public accounting firm	A “FOR” vote from holders of a majority of the Class A common stock present at the Annual Meeting

Under the rules of the New York Stock Exchange, Inc., or the NYSE, if you hold your Class A shares through a bank or broker, your broker is permitted to vote your shares on the election of the non-industry director nominees, the Chief Executive Officer nominee and ratification of Ernst & Young LLP as our independent registered public accounting firm, even if the broker does not receive instructions from you.

STOCK OWNERSHIP

Security ownership of directors and executive officers

The following table shows, as of March 29, 2005, the amount of common stock beneficially owned by each of our directors and director nominees and by each executive officer named in the Summary Compensation Table on page 36 of this proxy statement, and by all directors, director nominees and executive officers as a group. In general, “beneficial ownership” includes those shares over which a person has the power to vote, or the power to dispose, and stock options that are currently exercisable or will become exercisable within 60 days of March 29, 2005. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Beneficial Ownership Table

Name(2)	Class A		Class B(1)
	# of Shares	%	# of Shares	Series	% of Series
David Krell(3)	1,927,473	5.15	— — —	B-1 B-2 B-3	— — —

Gary Katz(4)	1,267,812	3.39	— — —	B-1 B-2 B-3	— — —

Bruce Cooperman(5)	172,000	*	— — —	B-1 B-2 B-3	— — —

Daniel P. Friel(6)	178,573	*	— — —	B-1 B-2 B-3	— — —

Michael J. Simon(7)	179,367	*	— — —	B-1 B-2 B-3	— — —

Paul J. Bennett(8)	148,500	*	— — —	B-1 B-2 B-3	— — —

Ivers W. Riley(9)	16,340	*	— — —	B-1 B-2 B-3	— — —

Barbara Diamond(10)	16,370	*	— — —	B-1 B-2 B-3	— — —

Frank J. Jones, Ph.D.(11)	16,340	*	— — —	B-1 B-2 B-3	— — —

Mark P. Kritzman(12)	16,340	*	— — —	B-1 B-2 B-3	— — —

Name(2)	Class A		Class B(1)
	# of Shares	%	# of Shares	Series	% of Series

John F. Marshall, Ph.D.(13)	16,340	*	— — —	B-1 B-2 B-3	— — —

Sarah A. Miller(14)	10,734	*	— — —	B-1 B-2 B-3	— — —

Carleton Day Pearl(15)	13,800	*	— — —	B-1 B-2 B-3	— — —

Richard Schmalensee, Ph.D.(16)	13,800	*	— — —	B-1 B-2 B-3	— — —

Brian P. Donnelly(17)	—	—	— — —	B-1 B-2 B-3	— — —

Sean D. Flynn(18)	100	*	— — —	B-1 B-2 B-3	— — —

James V. Harkness(19)	487,080	1.30	— 10 2	B-1 B-2 B-3	— 6.99 1.68

John A. Koltes, III(20)	—	—	— — —	B-1 B-2 B-3	— — —

Jason Lehman(21)	—	—	— — —	B-1 B-2 B-3	— — —

William A. Porter, Jr.(22)	2,000,287	5.35	2 8 1	B-1 B-2 B-3	20.00 5.60 *

All executive officer, directors and director nominees as a group (22 persons)(23)	6,592,163	17.63	2 18 3	B-1 B-2 B-3	20.00 12.59 2.52

*	Less than 1%.
(1)	We have determined that shares of Class B common stock do not represent equity interests in the Company but have included them in this table to provide full information on the various interests of significant shareholders in the Company.
(2)	Other than David Krell and William A. Porter, Jr., each of our holders owning approximately 5% or more of our Class A common stock or any series of our Class B common stock is a registered broker-dealer or an affiliate of a registered broker-dealer. The address for all persons listed in the table is International Securities Exchange, Inc., 60 Broad Street, New York, New York 10004.
(3)	Includes 1,512,000 shares of Class A common stock issuable upon exercise of options held by Krell Associates Family Limited Partnership that are exercisable within 60 days of March 29, 2005 and 93,393 shares of Class A common stock held jointly by David Krell and Barbara Krell, David Krell’s wife, with respect to which they share voting and dispositive power. Excludes 125,263 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 29, 2005.

(4)	Includes 1,008,000 shares of Class A common stock issuable upon exercise of options held by Katz & Associates, L.P. that are exercisable within 60 days of March 29, 2005 and 74,709 shares of Class A common stock held by Katz & Associates, L.P. Excludes 101,404 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 29, 2005.
(5)	Includes 148,500 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 29, 2005. Excludes 30,421 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 29, 2005.
(6)	Includes 148,500 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 29, 2005. Excludes 36,982 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 29, 2005.
(7)	Includes 148,500 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 29, 2005. Excludes 41,754 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 29, 2005.
(8)	Includes 148,500 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 29, 2005.
(9)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 29, 2005.
(10)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 29, 2005.
(11)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 29, 2005.
(12)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 29, 2005.
(13)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 29, 2005.
(14)	Includes 5,994 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 29, 2005. Excludes 3,006 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 29, 2005.
(15)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 29, 2005.
(16)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 29, 2005.
(17)	Excludes 10 shares of Class B-2 common stock and 1 share of Class B-3 common stock held by UBS Securities LLC and 1 share of Class B-3 common stock held by UBS Financial Services, Inc., an affiliate of UBS Securities LLC, of which Brian P. Donnelly is an officer. Brian P. Donnelly disclaims beneficial ownership of the shares held by UBS Securities LLC.
(18)	Excludes 1 share of Class B-1 common stock, 9 shares of Class B-2 common stock and 1 share of Class B-3 common stock owned by Timber Hill LLC, an affiliate of Interactive Brokers Group LLC, of which Sean D. Flynn is a member. Sean D. Flynn disclaims beneficial ownership of the shares held by Interactive Brokers Group LLC.
(19)	Includes 487,080 shares of Class A common stock held by Wolverine Holdings, L.P. with respect to which Mr. Harkness shares voting and dispositive power. Also includes 1 share of Class B-3 common stock owned by Wolverine Execution Services, LLC and 10 shares of Class B-2 common stock and 1 share of Class B-3 common stock owned by Wolverine Trading, LLC, each an affiliate of Wolverine Holdings, L.P. with respect to which Mr. Harkness shares voting and dispositive power. James V. Harkness is a Managing Director of Wolverine Trading, LLC and a limited partner of Wolverine Holdings, L.P.
(20)

Excludes 44,300 shares of Class A common stock, 3 shares of Class B-2 common stock held by Archelon LLC and 2 shares of Class B-2 common stock for which Archelon LLC, as lessee, holds voting rights and which are owned by Error Free Software LLC, an affiliate of Archelon LLC. John A. Koltes, III is a member of Archelon LLC. John A. Koltes, III disclaims beneficial ownership of the shares held or voted by Archelon LLC.
(21)	Excludes 44,300 shares of Class A common stock, 1 share of Class B-1 common stock, 9 shares of Class B-2 common stock and 1 share of Class B-3 common stock owned by Citadel Derivatives Group, LLC, of which Jason Lehman is an officer. Jason Lehman disclaims beneficial ownership of the shares held by Citadel Derivatives Group, LLC.
(22)	Includes 2,000,287 shares of Class A common stock held by the Porter Revocable Trust, for which William A. Porter Jr. is a co-trustee with his wife. Mr. Porter and his wife share voting and dispositive power over these shares. Also includes 8 shares of Class B-2 common stock and 2 shares of Class B-1 common stock held by ATP, for which William A. Porter Jr. is chairperson of the Board and an equityholder (William A. Porter Jr. beneficially owns directly and indirectly approximately 56% of the interests in ATP), and 1 share of Class B-3 common stock held by Adirondack Electronic Markets LLC, an affiliate of ATP. Excludes 10 shares of Class B-2 common stock pledged to KAP Group LLC as security for payment under a purchase agreement relating to the purchase of the shares of Class B-2 common stock. Also excludes 18 shares of Class A common stock held by The Porter 1997 Grandchildren’s Trust, 122,652 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Matthew B. Porter, 122,652 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Amy L. Porter, 122,652 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Victoria E. Porter, 122,652 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Juliet P. Porter, 241,452 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Jacqueline K. Porter, 241,452 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Morgan T. Keeler, 241,452 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Devin M. Keeler, 85,140 shares of Class A common stock held by The Lauren Rebecca Keeler 2003 Irrevocable Trust, 85,140 shares of Class A common stock held by The Amber Delilah Keeler 2003 Irrevocable Trust, 85,140 shares of Class A common stock held by The Samuel Tyler Keeler 2003 Irrevocable Trust, 387,612 shares of Class A common stock held by Kristin M. Dahl, 387,612 shares of Class A common stock held by Kelly R. & Christina Porter, 387,612 shares of Class A common stock held by Scott R. Porter, and 348,858 shares of Class A common stock held by William A. Porter III and Susan H. Porter, Trustees or successor Trustees of the Barry & Susan Porter Trust U/A/D 3/13/98 (collectively referred to as the “Porter Entities”). William A. Porter Jr. disclaims beneficial ownership of the Porter Entities.
(23)	Includes 3,272,094 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 29, 2005. Excludes 364,479 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 29, 2005.

Security ownership by certain beneficial owners

The following table sets forth information regarding each person who, we believe, beneficially owns more than 5% of our outstanding common stock as of March 29, 2005.

Name(2)	Class A		Class B(1)
	# of Shares	%	# of Shares	Series	% of Series

DB U.S. Financial Markets Holding Corporation(3)	3,472,093	9.28	1 9 1	B-1 B-2 B-3	10.00 6.29 *

The Goldman Sachs Group, Inc.(4)	2,888,631	7.72	1 10 3	B-1 B-2 B-3	10.00 6.99 2.52

Morgan Stanley & Co. Inc.(5)	1,963,630	5.25	1 9 2	B-1 B-2 B-3	10.00 6.29 1.68

Bear, Stearns & Co. Inc.(6)	2,483,064	6.64	— 4 3	B-1 B-2 B-3	— 2.80 2.52

Bank of America Corporation(7)	1,388,178	3.71	1 6 1	B-1 B-2 B-3	10.00 4.20 *

Wolverine Holdings, L.P.(8)	487,080	1.30	— 10 2	B-1 B-2 B-3	— 6.99 1.68

Lehman Brothers Inc.	28,215	*	— 10 1	B-1 B-2 B-3	— 6.99 *

ATP(9)	144	*	2 8 1	B-1 B-2 B-3	20.00 5.59 *

BNP Paribas SA(10)	40,000	*	— 9 1	B-1 B-2 B-3	— 6.29 *

Citadel Derivatives Group, LLC(11)	44,300	*	1 9 1	B-1 B-2 B-3	10.00 6.29 *

Credit Suisse First Boston LLC(12)	—	—	— 10 2	B-1 B-2 B-3	— 6.99 1.68

Interactive Brokers Group LLC(13)	—	—	1 9 1	B-1 B-2 B-3	10.00 6.29 *

Name(2)	Class A		Class B(1)
	# of Shares	%	# of Shares	Series	% of Series

UBS Securities LLC(14)	—	—	— 10 2	B-1 B-2 B-3	— 6.99 1.68

Merrill Lynch & Co.(15)	84,672	*	1 9 2	B-1 B-2 B-3	10.00 6.29 1.68

TD Options LLC(16)	—	—	— 8 2	B-1 B-2 B-3	— 5.59 1.68

Citigroup(17)	40,000	*	1 9 1	B-1 B-2 B-3	10.00 6.29 *

*	Less than 1%.
(1)	We have determined that shares of Class B common stock do not represent equity interests in the Company but have included them in this table to provide full information on the various interests of significant shareholders in the Company.
(2)	Each of the persons identified in this table as owning approximately 5% or more of our Class A common stock or any series of our Class B common stock is a registered broker-dealer or an affiliate of a registered broker-dealer. The address for all persons listed in the table is International Securities Exchange, Inc., 60 Broad Street, New York, New York 10004.
(3)	Includes 1 share of Class B-1 common stock, 9 shares of Class B-2 common stock and 1 share of Class B-3 common stock held by Deutsche Bank Securities Inc., a subsidiary of DB U.S. Financial Markets Holding Corporation.
(4)	Includes 1 share of Class B-1 common stock and 9 shares of Class B-2 common stock held by SLK-Hull Derivatives LLC, and 1 share of Class B-2 common stock and 1 share of Class B-3 common stock held by Goldman Sachs Execution and Clearing, L.P., and 1 share of Class B-3 common stock held by OptEx Services LLC. Each of these entities is an affiliate of The Goldman Sachs Group, Inc.
(5)	Includes 2,214,717 shares of Class A common stock, 1 share of Class B-1 common stock and 9 shares of Class B-2 common stock held by Strategic Investments I, Inc., an affiliate of Morgan Stanley & Co. Inc. Also includes 1 share of Class B-3 common stock held by Morgan Stanley DW Inc., an affiliate of Morgan Stanley & Co. Inc.
(6)	Includes 1 share of Class B-3 common stock held by Bear, Stearns Securities Corp., an affiliate of Bear, Stearns & Co. Inc. Also includes 1,158,578 shares of Class A common stock held by Bear Hunter Structured Products LLC, an affiliate of Bear, Stearns & Co. Inc., 4 shares of Class B-2 common stock and 1 share of Class B-3 common stock held by Bear Wagner Specialists LLC, an affiliate of Bear, Stearns & Co. Inc and 1 share of Class B-3 common stock held by KV Execution Services LLC, an affiliate of Bear, Stearns & Co., Inc.
(7)	Includes 1,508,889 shares of Class A common stock, 1 share of Class B-1 common stock, 6 shares of Class B-2 common stock and 1 share of Class B-3 common stock held by Banc of America Securities LLC, an affiliate of Bank of America Corporation.
(8)	Includes 1 share of Class B-3 common stock owned by Wolverine Execution Services, LLC, an affiliate of Wolverine Holdings, L.P. Also includes 10 shares of Class B-2 common stock and 1 share of Class B-3 common stock owned by Wolverine Trading, LLC, an affiliate of Wolverine Holdings, L.P. James V. Harkness, a Managing Director of Wolverine Trading, LLC and a limited partner of Wolverine Holdings, L.P., serves on our Board of Directors.

(9)	Includes 1 share of Class B-3 common stock held by Adirondack Electronic Markets LLC, an affiliate of ATP. William A. Porter, Jr., the chairman of the Board of ATP and an equityholder (William A. Porter Jr. beneficially owns directly and indirectly approximately 56% of the interests in ATP), serves on our Board of Directors.
(10)	Includes 40,000 shares of Class A common stock, 7 shares of Class B-2 common stock and 1 share of Class B-3 common stock held by BNP Paribas Securities Corp., an affiliate of BNP Paribas SA. Also includes 2 shares of Class B-2 common stock for which BNP Paribas Securities Corp., as lessee, has voting rights.
(11)	Jason Lehman, an officer of Citadel Derivatives Group, LLC, serves on our Board of Directors.
(12)	Includes 1 share of Class B-3 common stock held by Swiss American Securities Inc., an affiliate of Credit Suisse First Boston LLC.
(13)	Includes 1 share of Class B-1 common stock and 9 shares of Class B-2 common stock owned by Timber Hill LLC, an affiliate of Interactive Brokers Group LLC. Sean D. Flynn, an officer of Interactive Brokers Group LLC, is a Class B-1 nominee for election to serve on our Board of Directors.
(14)	Includes 1 share of Class B-3 common stock held by UBS Financial Services, Inc., an affiliate of UBS Securities LLC. Brian P. Donnelly, an officer of UBS Securities LLC, serves on our Board of Directors.
(15)	Includes 1 share of Class B-2 common stock and 1 share of Class B-3 common stock held by Merrill, Lynch, Pierce, Fenner & Smith Incorporated, and 1 share of Class B-1 common stock, 8 shares of Class B-2 common stock and 1 share of Class B-3 common stock owned by Merrill Lynch Professional Clearing Corp., and 169,335 shares of Class A common stock held by Herzog, Heine & Geduld, Inc., of which 73,620 shares of Class A common stock will be sold in this offering. Each of these entities is an affiliate of Merrill Lynch & Co.
(16)	Includes 1 share of Class B-3 common stock held by National Investor Services Corp. and 1 share of Class B-3 common stock held by TD Professional Execution, Inc., each an affiliate of TD Options LLC. Also includes 2 shares of Class B-2 common stock for which TD Options LLC, as lessee, has voting rights.
(17)	Includes 40,000 shares of Class A common stock, 1 share of Class B-1 common stock and 9 shares of Class B-2 common stock held by Citigroup Derivatives Markets, Inc., an affiliate of Citigroup. Also includes 1 share of Class B-3 common stock held by Citigroup Global Markets Inc., an affiliate of Citigroup.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Because our Class A common stock was registered under the Exchange Act on March 8, 2005, our officers and directors and persons who own more than 10% of the Class A common stock were not required to file reports under Section 16 in the 2004 calendar year.

CORPORATE GOVERNANCE

We are committed to the highest standards of conduct in our relationships with our employees, customers, shareholders, regulators and the public. We regularly monitor developments in the area of corporate governance and continue to enhance our corporate governance structure based upon a review of recommended best practices.

Current Board members

Our current Board members are:

Ivers W. Riley, Chairperson	Mark P. Kritzman
Frank J. Jones, Ph.D., Vice Chairperson	Jason Lehman
David Krell	John F. Marshall, Ph.D.
Barbara Diamond	Sarah A. Miller
Brian P. Donnelly	Carleton Day Pearl
James V. Harkness	William A. Porter, Jr.
John A. Koltes, III	Richard Schmalensee, Ph.D.

Current management

Our current executive officers are identified below.

Name and Age	Position	Background
David Krell, 58	President and Chief Executive Officer, Director	Mr. Krell has been President and Chief Executive Officer of ISE since 1997. Mr. Krell co-founded ISE in October, 1997. From 1997 to 1998, he was Chairperson and co-founder of K-Squared Research, LLC, a financial services consulting firm. From 1984 to 1997, Mr. Krell was Vice President, Options and Index Products, of the NYSE. From 1981 to 1984, Mr. Krell was First Vice President at the Chicago Board Options Exchange, or CBOE. Mr. Krell was also a Vice President at Merrill Lynch from 1978 to 1981 and founded its Managed Options Service. He was a director on the Board of the International Federation of Technical Analysts, a President of the Market Technicians Association and a director on the Board of Directors of OCC. Mr. Krell formerly was an Adjunct Professor at Rutgers University Graduate School of Management and at the Graduate School of Baruch College. He has taught, coordinated and directed seminars and workshops at the New York Institute of Finance.

Name and Age	Position	Background
Gary Katz, 45	Chief Operating Officer	Mr. Katz has been Chief Operating Officer of ISE since 2001. Mr. Katz co-founded ISE in October, 1997. From 1997 to 2001, he was Senior Vice President, Marketing at ISE. From 1997 to 1998, he was President and co-founder of K-Squared Research, LLC, a financial services consulting firm. From 1986 to 1997, Mr. Katz was Managing Director, Options and Index Products, at the NYSE. Mr. Katz is a co-founder of The Options Industry Council. Prior to 1986, Mr. Katz was an actuary with the Equitable Life Assurance Company and is an Associate of the Society of Actuaries. Mr. Katz formerly was an Adjunct Professor of Statistics at the Stern School of Business, New York University. Mr. Katz has an M.S. in Statistics with Distinction from New York University and a B.A. from Queens College. Mr. Katz represents ISE on the Board of Directors of OCC.

Bruce Cooperman, 46	Chief Financial Officer	Mr. Cooperman is Chief Financial Officer of ISE. Mr. Cooperman joined ISE in February 1999. From 1997 to 1999, he was Senior Vice President at the Board of Trade of the City of New York, or NYBOT. During his tenure, he was Chief Financial Officer of the New York Cotton Exchange (a subsidiary of NYBOT). From 1993 to 1997, Mr. Cooperman was Director of Finance and Information Technology at Fischer, Francis, Trees and Watts where he directed the global operations of the finance and technology divisions. From 1984 to 1993, he was a Vice President in the Finance Division of Credit Suisse First Boston. Mr. Cooperman is a graduate of Ohio State University, where he received a B.S. degree in accounting and computer science.

Daniel P. Friel, 49	Chief Information Officer	Mr. Friel is Chief Information Officer of ISE. Mr. Friel joined ISE in 1999. From 1977 to 1999, he was with Securities Industry Automation Corporation, or SIAC, a jointly owned subsidiary of the NYSE and the AMEX. From 1994 to 1999, he was Vice President of SIAC’s Amex Computer Operations. Prior to 1994, Mr. Friel held several technical and management positions at SIAC. A graduate of Cathedral College of the Immaculate Conception, Mr. Friel holds a B.A. degree in psychology.

Name and Age	Position	Background
Michael J. Simon, 52	Secretary, General Counsel and Chief Regulatory Officer	Mr. Simon is Secretary, General Counsel and Chief Regulatory Officer of ISE. Mr. Simon joined ISE in November 1998. From 1993 to 1998, Mr. Simon was Of Counsel to Milbank, Tweed, Hadley & McCloy LLP. He had previously been Senior Attorney and an Associate with the firm since 1988. From 1986 to 1988, Mr. Simon was Vice President and Associate General Counsel of the National Securities Clearing Corporation. From 1978 to 1986, Mr. Simon was with the SEC where he was Assistant Director for Over-the-Counter Market Regulation and Structure. Mr. Simon is a graduate of the University of Pittsburgh School of Law and the University of Rochester and is a member of the American Bar Association.

Bruce D. Goldberg, 53	Chief Marketing Officer	Mr. Goldberg is Chief Marketing Officer of ISE. Mr. Goldberg joined ISE in July 2001. From July 2000 to June 2001, Mr. Goldberg was Senior Vice President, Marketing, of Service Interactive, a restaurant service company. From 1996 to 2001, Mr. Goldberg was Senior Vice President, Marketing, of Brink’s Home Security. From 1989 to 1996, Mr. Goldberg was with the CBOE, where he was Vice President of Retail Marketing and Sales. Mr. Goldberg was a co-founder of The Options Industry Council. Mr. Goldberg has held senior marketing positions for Procter & Gamble, Frito-Lay and Pizza Hut. He has a M.B.A. in Marketing-Finance from Cornell University and a B.S. in Psychology from Union College.

Thomas A. Ascher, 43	Chief Strategy Officer	Mr. Ascher joined ISE in March 2005. Prior to joining ISE, Mr. Ascher was the Chief Executive Officer of NQLX LLC (formerly Nasdaq Liffe Markets, LLC) from March 2002 to November 2003. From 1999 to 2002, Mr. Ascher was an Executive Vice President of Interactive Brokers LLC, part of the Interactive Brokers Group LLC. From 1986 through 1998, Mr. Ascher worked as an options market maker at the CBOE, where in 1997 and 1998, he also served as Vice Chairman of the Board and Chairman of the Executive Committee. Mr. Ascher is a graduate of Carleton College, where he received a B.A. degree in American History.

Meetings of our Board and Board committees

Our Board held eight meetings during 2004, and conducted business by way of unanimous written consent of all Board members once. In addition to the meetings of the full Board, some directors also attended meetings of Board committees on which they serve. Each incumbent director attended at least 75% of the Board meetings and meetings of committees of which he or she was a member during the 2004 fiscal year. The non-management directors also meet periodically in executive sessions without management. The Chairperson of the Board, currently Mr. Riley, presides over these executive sessions. The Board of Directors has five standing committees: Executive, Finance and Audit, Corporate Governance, Compensation and Committee for Review.

We strongly encourage, but do not require, our directors to attend the Annual Meeting. Last year, because of our pending initial public offering, we did not hold the Annual Meeting of Shareholders.

Set forth below is a brief summary of each Board committee, its members and the number of meetings it held during 2004. To fill previously existing vacancies on our Board, the Board appointed Mr. Donnelly and Mr. Koltes to the Board effective as of March 29, 2005. Mr. Donnelly and Mr. Koltes were not appointed to serve on any of our Board committees.

Name of Committee and Members	Committee Functions	Number of Meetings During 2004

Executive
David Krell, Chairperson Ivers W. Riley Frank J. Jones, Ph.D. Carleton Day Pearl William A. Porter*	This Committee has and may exercise all the powers and authority of the Board, except with respect to approving a merger, consolidation, sale of all or substantially all of the assets or dissolution of the Company.	6

Finance and Audit
John F. Marshall, Ph.D., Chairperson Barbara Diamond Mark P. Kritzman Carleton Day Pearl	Among other things, this Committee oversees the engagement of the independent registered public accounting firm to act as our auditors, annually reviews our financial statements and the scope and cost of annual audits, and considers matters relating to accounting policies and internal controls. The Committee is governed by a charter that complies with the rules of the SEC and the NYSE. The charter of the Committee is available on the Investor Relations section of our website (www.iseoptions.com). All of the members of the Committee are “independent” in accordance with SEC regulations and NYSE listing standards, and in accordance with our Corporate Governance Principles, are non-industry directors. The Committee also produces a report for inclusion in our proxy statement or Form 10-K filed with the SEC.	8

Corporate Governance
Ivers W. Riley, Chairperson Sarah A. Miller Barbara Diamond Frank J. Jones, Ph.D. Mark P. Kritzman John F. Marshall, Ph.D. Carleton Day Pearl Richard Schmalensee, Ph.D.	This Committee reviews the qualifications of potential candidates for election as non-industry directors, and nominates such candidates. The Committee is also responsible for developing and recommending to the Board a set of corporate governance principles applicable to us. The Committee is governed by a charter that complies with the rules of the NYSE. The charter of the Committee is available on the Investor Relations section of our website (www.iseoptions.com). All of the members of the Committee are “independent” within the meaning of the NYSE listing standards, and in accordance with our Corporate Governance Principles, are non-industry directors.	4

Name of Committee and Members	Committee Functions	Number of Meetings During 2004

Compensation
Barbara Diamond, Chairperson Richard Schmalensee, Ph.D. John F. Marshall, Ph.D. Frank J. Jones, Ph.D.	This Committee approves our goals and objectives relevant to compensation and benefits, stays informed as to market levels of compensation and recommends to our Board compensation levels and benefits for our Chief Executive Officer and Chief Operating Officer. In conjunction with the Chief Executive Officer, the Committee also reviews and sets the compensation of other senior executive officers. The Committee is governed by a charter. The Committee also produces an annual report on executive compensation for inclusion in our proxy statement or Form 10-K filed with the SEC.	13

Committee for Review
Mark P. Kritzman, Chairperson John F. Marshall, Ph.D. Sarah A. Miller	This Committee meets only as necessary to review decisions of our Business Conduct Committee (a committee comprised of our members) regarding charges against members for violations of our rules or federal securities laws. The Committee is governed by our rules, which have been approved by the SEC.	None

*	Indicates industry director

Audit Committee financial expert

The Board has determined that Dr. Marshall, the Chairperson of the Finance and Audit Committee, is an “independent” director within the meaning of the NYSE listing standards, qualifies as an “audit committee financial expert” in accordance with the applicable rules and regulations of the Securities and Exchange Commission, or the SEC, and has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

Compensation Committee interlocks and insider participation

The members of our Compensation Committee currently are Barbara Diamond, Richard Schmalensee, Ph.D., John F. Marshall, Ph.D. and Frank J. Jones, Ph.D. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Director independence

The experience and diversity of our directors has been, and continues to be, critical to our success. In September of 2004, the Board adopted independence standards as part of the Company’s Corporate Governance Principles, and such independence standards are consistent with the adopted listing standards of the NYSE. A copy of our Corporate Governance Principles may be found on our website (www.iseoptions.com).

Pursuant to its charter, the Corporate Governance Committee undertook a review of director independence with respect to our non-industry director nominees. During this review, the Committee considered relationships and transactions between each director, any member of his or her immediate family, his or her affiliates, charitable organizations with which he or she was affiliated, and us. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. As a result of its review, the Board, based on the recommendation of the Corporate Governance Committee, determined that as of the Annual Meeting, more than a majority of our directors are “independent” as defined by our standards, and that the following directors—consisting of all of our non-industry directors—are deemed to be “independent” as defined by our independence standards: Barbara Diamond, Frank J. Jones, Ph.D., Mark P. Kritzman, John F. Marshall, Ph.D., Sarah A. Miller, Carleton Day Pearl, Ivers W. Riley and Richard Schmalensee, Ph.D. Following our Annual Meeting, all of the members of our Finance and Audit, Compensation and Corporate Governance Committees will also be independent.

Information regarding our process for identifying director nominees

Our amended and restated certificate of incorporation and amended and restated constitution (serving as our bylaws) provides that our Board of Directors be composed of 15 members. Except with respect to our Chief Executive Officer, our Board of Directors is divided into two classes, Class I and Class II, each of whose members serve for a staggered two-year term. Each class of directors consists of four non-industry directors and one Class B-1, one Class B-2 and one Class B-3 industry director. One director is the Chief Executive Officer and serves for a one-year term. At each Annual Meeting of Shareholders, the term of our Chief Executive Officer and one class of directors expires. The Class A shareholders vote to elect the Chief Executive Officer and the four non-industry director candidates nominated to serve as non-industry directors for the expiring class. The holders of Class B-1 common stock vote to elect one Class B-1 industry director, the holders of Class B-2 common stock vote to elect one Class B-2 industry director, and the holders of Class B-3 common stock vote to elect one Class B-3 industry director.

Non-industry director nominees

As required by our amended and restated constitution, our eight non-industry directors must be persons who have no material relationship with a broker or dealer or with us. Specifically, our non-industry directors (a) are not officers, directors or employees of a broker or dealer and have not been employed in any such capacity at any time in the prior three years and (b) do not consult with, have an employment relationship with or provide professional services to us and have not done so at any time in the prior three years. In addition, our non-industry directors are not affiliated with any broker or dealer that operates solely to assist the securities-related activities of a business or non-member affiliates, and are not employees of any entity that is affiliated with any broker or dealer that does not account for a material portion of the revenues of the consolidated entity and who is primarily engaged in the business of the non-member entity. A “non-member entity” is an entity that is not approved to exercise trading rights and privileges on our exchange.

Our Board seeks to attract and retain talented and dedicated non-industry directors. The Corporate Governance Committee nominates non-industry candidates. In selecting candidates, the Corporate Governance Committee endeavors to create a diverse and well-rounded Board with individuals having a combination of experience, management and financial skills, judgment, character and an international background so that, as a group, the non-industry directors have varied experience in business, government, education and technology. The Corporate Governance Committee, comprised entirely of directors who are “independent” under NYSE listing standards, reviews the qualifications and backgrounds of potential non-industry directors and selects nominees from those qualified candidates. In evaluating potential non-industry director nominees, the Corporate Governance Committee will take into consideration, among other factors:

•	expertise in the financial, business, academic or legal communities;

•	knowledge and understanding of the financial markets and our current business and potential business opportunities;

•	diversity of perspectives;

•	potential to contribute to our growth and development; and

•	enthusiasm and dedication towards advancing our interests.

The Corporate Governance Committee solicits candidates from our current directors and, if deemed appropriate, may retain, for a fee, recruiting professionals to identify and evaluate candidates. The Corporate Governance Committee also considers non-industry director nominees recommended by Class A shareholders if the recommendations are submitted in writing, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of consent of the proposed nominee to serve as a director if elected. Recommendations should be addressed to the Corporate Governance Committee, in care of Michael J. Simon, Secretary, International Securities Exchange, Inc., 60 Broad Street, New York, New York 10004. See also “Shareholder Proposals for 2006 Annual Meeting” below. In considering a shareholder recommendation, the Corporate Governance Committee may seek input from an independent advisor, legal counsel and/or other directors, as appropriate, and will reach a conclusion using its standard criteria. In 2004, because we did not hold an annual meeting of stockholders, no individuals were submitted by shareholders to the Corporate Governance Committee for consideration as non-industry director nominees in the election of directors. The Corporate Governance Committee evaluates the credentials of each individual submitted by shareholders against the Committee’s standard criteria and the current needs of the Board and decides whether such individual would be an appropriate fit. The four non-industry director nominees were recommended by current non-management directors.

Industry director nominees

As a registered national securities exchange under Section 6 of the Exchange Act, we must assure fair representation of the members of our exchange in the selection of our directors and the administration of our affairs. Accordingly, the holders of Class B-1, Class B-2 and Class B-3 common stock have the right to elect two directors to our Board of Directors. Additionally, the two Class B-1 industry directors are officers, directors or partners of Primary Market Makers, the two Class B-2 industry directors are officers, directors or partners of Competitive Market Makers and the two Class B-3 industry directors are officers, directors or partners of Electronic Access Members. Primary Market Makers, whom we refer to as PMMs, are market makers with significant responsibilities, including overseeing the opening of trading in their assigned options classes, providing continuous quotations in all of their assigned options classes, and handling customer orders that are not automatically executed. Competitive Market Makers, whom we refer to as CMMs, are market makers that add depth and liquidity to the market and are required to provide continuous quotations in at least 60% of the options classes in their assigned group. Electronic Access Members, whom we refer to as EAMs, are broker-dealers that represent agency and proprietary orders on our exchange, and cannot enter quotations or otherwise engage in market making activities on our exchange.

Under our organizational documents, the industry director nominees are selected by the Nominating Committee. The Nominating Committee is not a committee of the Board, and is composed of one person representative of the holders of Class B-1 common stock, one person representative of the holders of Class B-2 common stock and one person representative of the holders of Class B-3 common stock, each of whom are selected by the Board pursuant to our organizational documents. None of our officers or employees may serve on the Nominating Committee, and our directors may not simultaneously serve on the Nominating Committee unless such director is in the final year of his or her term as a director and does not stand for re-election to the Board until such time as he or she is no longer also a member of the Nominating Committee. In addition to candidates identified by the Nominating Committee in its search for nominees, the Nominating Committee may accept recommendations of nominations from Class B shareholders submitted in accordance with the provisions of our organizational documents. In 2004, because we did not hold an Annual Meeting of Shareholders, no individuals were submitted by the Class B shareholders to the Nominating Committee for consideration as industry director nominees in the election of directors.

Separation of Board Chairperson and Chief Executive Officer positions

Pursuant to our Corporate Governance Principles, the Chairperson of our Board of Directors must be a non-industry director. As a result, our President and Chief Executive Officer may not also serve as the Chairperson of our Board.

Shareholder communication with the Board

We encourage shareholder communication with our Board. If you would like to contact our Board of Directors, including a committee of the Board or the non-management directors as a group, you can send an email to nonmanagementdirectors@iseoptions.com. You may also communicate with members of our Board by mail addressed to an individual member of the Board, the full Board, a particular committee of the Board or the non-management directors as a group in care of Office of the Secretary, International Securities Exchange, Inc., 60 Broad Street, New York, NY 10004. Under a process approved by the Corporate Governance Committee, on a quarterly basis or more frequently as appropriate, all communications received will be compiled by the Secretary and submitted to the appropriate committee or will be forwarded to a to particular director if named. Correspondence is also screened for junk commercial mail and general solicitations.

We also maintain a toll-free telephone number (800-558-5320) and a secure Internet link (https://corpgov.aptela.com/7155442/) for receiving complaints regarding corporate governance, financial reporting and other matters. Concerns related to accounting, internal controls over financial reporting or auditing matters will be referred to the Chairperson of the Finance and Audit Committee and will be handled in accordance with the procedures adopted by the Finance and Audit Committee.

Directors’ compensation and benefits

Our officers who serve as directors are not compensated for serving as directors. Our non-officer non-industry directors receive several forms of compensation including an annual fee, compensation for participation at Board and committee meetings, and reimbursement for costs associated with attending such meetings.

Industry directors are not paid an annual fee for Board or committee service, but are paid $500 for attending Board meetings and $200 for attending Executive Committee meetings.

Non-industry directors receive an annual fee ranging from $15,000 to $75,000 for serving on the Board and $2,000 to $6,000 for attending Board meetings. Fees vary based on the non-industry director’s position on the Board and the method by which the non-industry director elects to attend Board meetings. Furthermore, if our non-industry directors serve on a committee of the Board, they receive between $500 to $6,000 in annual fees for each committee on which they serve and $500 to $1,000 for each committee meeting attended.

As part of their compensation, our non-industry directors also receive options to purchase shares of Class A common stock and restricted stock awards. In November 2002, Frank J. Jones, Ph.D., Mark P. Kritzman, John F. Marshall, Ph.D., Richard Schmalensee, Ph.D., Carleton Day Pearl, Ivers W. Riley and Barbara Diamond were each granted an option to purchase 9,000 shares of our Class A common stock for an exercise price of $1.39 per share subject to vesting over a one-year period and otherwise pursuant to our 2002 Stock Option Plan. In September 2003, Sarah A. Miller was granted an option to purchase 9,000 shares of our Class A common stock for an exercise price of $1.39 per share subject to vesting over a three-year period and otherwise pursuant to our 2002 Stock Option Plan. In connection with our initial public offering, our non-industry directors each received 4,800 shares of restricted stock, except for Sarah A. Miller, who received 2,200 shares of restricted stock.

Certain relationships and related transactions

Class B trading activities

Holders of shares of our Class B common stock, as a class, elect 6 of our 15 directors, and some of the holders of shares of our Class B common stock are also owners of shares of our Class A common stock. Holders of shares of our Class B common stock, either directly or through affiliates, execute transactions on our exchange, and are charged transaction fees and other trading related charges for such transactions. Our transaction and other trading related charges are approved by the SEC. We also believe that these transactions were conducted on the basis of commercial terms prevailing in the market at the time of each transaction. For a list of our significant Class B shareholders, see “Security ownership by certain beneficial owners” on page 10.

Transaction fees. As of December 31, 2004, we generated $37.7 million of revenues from our Class B shareholders in connection with their trading activities. We also have receivables of approximately $6.6 million as of December 31, 2004 from these Class B shareholders for their transaction fees.

Sales of Class B common stock. As a general matter, we must approve the sale or lease of shares of Class B-1 and Class B-2 common stock by our current Class B shareholders to other entities. We also must approve the entities to whom shares of Class B-1 and Class B-2 common stock are sold or leased to operate as members on our exchange. During 2004, we sold 13 shares of Class B-2 common stock. Certain shares of Class B-2 common stock were paid in full on the purchase date, while others are payable in annual installments, even though the rights and privileges of Class B-2 common stock are immediately effective upon being granted. In 2004, we received $33.0 million in connection with the sale of shares of Class B-2 common stock. In 2004, we recognized related revenue of $4.0 million.

Payment for order flow. Under our payment for order flow program, we pay some of our EAMs on behalf of our market makers for order flow sent to our exchange. Payment for order flow refers to the industry practice of paying order entry firms for their customer orders. Through our payment for order flow program, we assess fees to our PMMs and CMMs and at the direction of our PMMs, we administer payments to some EAMs. During 2004, we collected on average $8.3 million per month and distributed $5.1 million per month in payments to EAMs. Any unused funds are returned to the contributing PMMs and CMMs on a pro rata basis. The payment for order flow program maintains a reserve fund of $4.5 million, which will be returned to PMMs and CMMs if the program ceases.

Market data fees. Market data fees represent our share of the sale of options transaction information, often referred to as market data, sold by the Options Price Reporting Authority, or OPRA, to third parties. We provide our transaction information to OPRA and earn a portion of OPRA’s revenues based on our pro-rata share of the total number of trades accounted for by exchanges participating in OPRA. In 2004, our market data revenues were $17.2 million.

Industry directors

Six of our 15 directors are elected by our Class B shareholders and each such director is affiliated with a Class B shareholder, and in some instances, the affiliated Class B shareholder is also a holder of Class A common stock. These industry directors receive certain compensation for their services as directors. For a discussion of director compensation, see “Directors’ compensation and benefits” on page 20.

Special dividends

We declared and paid special dividends in May 2004 and January 2005 in the respective amounts of $0.34 and $0.37 per share of Class A common stock or $11.1 million and $11.8 million in the aggregate, respectively. These special dividends reflected the after-tax proceeds of the cash we received or were to receive from the sale of shares of Class B-2 common stock in 2004, net of success bonuses that we paid as described below, as well as taxes. Many of our Class A shareholder are also Class B shareholders.

Except for the dividend paid in January 2005, the special cash dividends reflect the after-tax proceeds of the cash we received from the sale of shares of Class B-2 common stock in 2003, net of a success bonus we paid to David Krell, Gary Katz, Daniel P. Friel, Michael J. Simon, Paul J. Bennett and Bruce Cooperman and other officers and certain directors in connection with completion of those sales. The dividend paid in January 2005 reflects the remaining after tax proceeds, including those to be received in the future under installment sales arrangements, from the sale of shares of Class B common stock net of success bonuses that we paid to our officers and certain directors in connection with the completion of that sale as well as the proceeds from the sale of an additional share of Class B common stock. For 2004, we paid success bonuses as follows: David Krell, $1,075,200; Gary Katz, $716,800; Daniel P. Friel, $105,600; Michael J. Simon, $105,600; and Bruce Cooperman, $105,600.

Our reorganization

In 2004, in connection with our initial public offering of shares of Class A common stock, we initiated a plan to reorganize into a holding company. It is currently contemplated that we will merge into International Securities Exchange, LLC, or ISE LLC, a wholly owned subsidiary of International Securities Exchange Holdings, Inc., or ISE Holdings. As a result of this merger, the shares of Class A common stock and options exercisable for our shares of Class A common stock will be converted into shares and options, respectively, of common stock of ISE Holdings and the shares of Class B common stock will be converted into trading and voting rights granted under ISE LLC’s operating agreement. Our proposed reorganization is subject to satisfaction of certain conditions, including SEC approval.

Following consummation of the merger, our Class A common shareholders will own the same percentage of ISE Holdings common stock that they owned of Class A common stock immediately prior to this merger. The rights of the holders of shares of Class B common stock held prior to the reorganization will remain the same following the reorganization except that the holders will not be entitled to payment upon our liquidation. Currently, the holders of Class B common stock are entitled to an amount equal to the par value of the Class B common stock, or $0.01 per share, in the event of our liquidation, dissolution or winding up. The trading and voting rights granted to our Class B shareholders under ISE LLC’s operating agreement will continue to provide the right to trade on our exchange, the right to elect six of ISE LLC’s 15 directors and certain “core rights.” The “core rights” relate to the right of Class B-1 and Class B-2 shareholders to approve any increase in the number of authorized shares of Class B-1 common stock and Class B-2 common stock, and after the reorganization will apply to the authorized number of trading rights.

As a result of the reorganization, ISE Holdings will operate as a holding company, while ISE LLC will conduct the business and operations of our exchange. ISE LLC, as our successor, will be a “national securities exchange” registered under Section 6 of the Exchange Act. Notwithstanding our current plans, it is possible that the reorganization may be structured differently as the result of regulatory concerns.

Amended Stockholders Agreement

We are party to a Stockholders Agreement with all of the Class A shareholders who owned shares of Class A common stock prior to our initial public offering, including The Goldman Sachs Group, Inc., Strategic Investments I, Inc., an affiliate of Morgan Stanley & Co. Incorporated, or Morgan Stanley, ATP, Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., or Bear, Stearns, Knight Trading Group, Inc., David Krell and Gary Katz. The Stockholders Agreement, among other things, provides that shareholders who are a party:

•	may not transfer their shares without the approval of the Board of Directors except for certain permitted transfers. Permitted transfers include transfers: (1) among family members, or by any family member or members to a trust, corporation, partnership, limited liability company or limited liability partnership, all of the beneficial interests in which are held by such family member or members; (2) to a legal representative of any shareholder in the event such shareholder becomes mentally incompetent; (3) by will or the laws of descent; and (4) by any shareholder to one of its affiliates;

•	may not encumber, pledge or otherwise assign their shares;

•	may not grant proxies or have other voting agreements or arrangements with respect to their shares;

•	will have the right, if we are eligible to file a registration statement on Form S-3, to demand that we file a registration statement on Form S-3, subject to certain limitations; and

•	will have a piggyback registration right, following an initial public offering of our securities, to be included in any registration statement whether for sale for our account or for the account of any of our security holders.

Amendment No. 1 to the Stockholders Agreement amended the Stockholders Agreement to provide for more specific “lock up” arrangements in connection with our initial public offering. Under the Stockholders Agreement, as amended:

•	each of the Class A shareholders party to the Stockholders Agreement agreed not to directly or indirectly sell or dispose of their shares of Class A common stock for 180 days after the date of the prospectus first used to confirm sales of the Class A common stock in our initial public offering, unless the shareholder has the prior consent of the underwriters to do so;

•	each shareholder who sold shares of Class A common stock in our initial public offering agreed not to exercise any registration rights it may have during the same 180-day period; and

•	the joint-book running managers of our initial public offering, Bear, Stearns and Morgan Stanley, on behalf of the underwriters, have the right to enforce the “lock up” arrangements and to approve any amendments to the arrangements or their right to enforcement of the arrangements.

The Stockholder Agreement also requires that all transferees of such Class A common stock (including permitted transferees) agree to be bound by such transfer restrictions to the extent such Class A common stock is not publicly registered nor sold pursuant to Rule 144. Additionally, all current holders of options to purchase shares of our Class A common stock issued pursuant to the 2002 Stock Option Plan, including our non-industry directors and our named executive officers, are required to become parties to the Stockholders Agreement, as amended, upon exercising any portion of their stock options.

The Stockholders Agreement, as amended, will generally terminate: (1) upon mutual consent of us and holders of two-thirds of the shares of Class A common stock; (2) as to a particular shareholder, the date on which such shareholder or its affiliates do not beneficially own any shares of Class A common stock; (3) the date of consummation of any merger or consolidation between us and any other corporation if, immediately thereafter, the shareholders and their affiliates hold, in the aggregate, capital stock representing less than a majority of the voting power of such corporation; or (4) the date that is two years following an initial public offering.

Financial advisory services

Bear Stearns, one of our Class A shareholders and a Class B shareholder, provided ongoing business strategy consulting that amounted to approximately $103,846 for the year ended December 31, 2004. Bear Stearns was also a joint book-running manager for our initial public offering.

Underwriters for our initial public offering

Some of the underwriters for our initial public offering and their affiliates own or lease shares of Class B common stock on our exchange and, in some instances, are also holders of shares of our Class A common stock. Bear Stearns and Morgan Stanley, who were joint book-running managers for this offering, and Goldman, Sachs & Co., Banc of America Securities LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith, Incorporated and UBS Securities LLC, who were co-managers for our initial public offering, own or lease shares of Class B common stock and, except for UBS Securities LLC, hold shares of Class A common stock.

OMX

OMX (US) Inc., or OMX, indirectly owns 338,679 shares of our Class A common stock. We license our central trading system from OMX under a multi-year contractual relationship. We currently have two main contracts with OMX—a Delivery and License Agreement, or DLA, and Support Agreement. Under the DLA, OMX granted us a license to use its exchange software and trading application. In September 2003, we expanded the scope of the DLA to grant us a broadened license for equities products based on cash and derivatives, as well as for derivatives on fixed income, currency and commodities. We agreed to pay OMX a fee based on each contract we traded in exchange for the original license. We paid a fixed amount for the broadened license. In June 2004, we renegotiated our DLA and agreed to pay OMX $27.7 million to eliminate the fee per contract of which $21.3 million was paid in October 2004, with the remainder to be paid over the next seven years.

Under the Support Agreement, OMX is obligated to provide us with customer service and support with respect to our use and operation of the software that OMX licensed and adapted pursuant to the DLA. OMX is further obligated to develop and deliver releases or enhancements to such software. The support agreement is in force for the next six years. We have agreed to pay OMX a minimum of $10.0 million over the next six years for this support.

Credit facility and bank accounts

We have an uncommitted $10.0 million credit facility with JPMorgan Chase Bank, which is a financial institution affiliated with JPMorgan Securities Inc., one of our Class B-2 and Class B-3 shareholders. No amounts have been drawn under the credit facility. As of December 31, 2004, cash and cash equivalents held at JPMorgan Chase Bank amounted to approximately $25.1 million.

Corporate governance materials

Our corporate governance materials, including our Corporate Governance Principles, Code of Ethics for Senior Financial Officers, Employee Code of Business Conduct and Ethics as well as the charters for the Finance and Audit, Compensation and Corporate Governance Committees of our Board, may be found on our website, www.iseoptions.com, in the “Investor Relations—Company Information—Corporate Governance” section. Copies of these materials are also available to shareholders upon written request to Investor Relations, International Securities Exchange, Inc., 60 Broad Street, New York, NY 10004. Information made available on our website does not constitute a part of this document.

PROPOSAL 1

ELECTION OF DIRECTORS

At this year’s Annual Meeting, seven Class I directors will be elected: (a) four non-industry directors will be elected by Class A shareholders voting together as a single class; (b) one Class B-1 industry director will be elected by the holders of Class B-1 common stock voting together as a single class; (c) one Class B-2 industry director will be elected by the holders of Class B-2 common stock voting together as a single class; and (d) one Class B-3 industry director will be elected by the holders of Class B-3 common stock voting together as a single class. If elected, each director’s term will last until the 2007 Annual Meeting of Shareholders or until he or she is succeeded by another qualified director who has been elected or appointed by the Board. In addition to these Class I directors, the Chief Executive Officer will be elected by the Class A shareholders voting together as a single class and his term will last until the 2006 Annual Meeting of Shareholders, or until such earlier time as he no longer serves as Chief Executive Officer. Other than Sean D. Flynn, each of the non-industry director nominees, industry director nominees and the Chief Executive Officer is currently a director.

Nominees for non-industry directors

(Class A common stock voting)

Name and Age	For a Term Expiring	Background
Barbara Diamond, 62	2007	Ms. Diamond has been a director of ISE since 2000. Ms. Diamond has been President of BBDiamond, LLC, a management consulting firm, since 2003. From March 1978 to December 2002, Ms. Diamond served as President of the Diamond Services Group, Ltd. In addition, from March 1999 to December 2002, Ms. Diamond conducted market research for Strategic Market Systems. From 1985 to 1990, Ms. Diamond served as the North American Representative for the Sydney Futures Exchange. Ms. Diamond has also been a member of the Sydney Futures Exchange and the Singapore International Monetary Exchange. Ms. Diamond was a member of the International Monetary Market, a division of the Chicago Mercantile Exchange, from 1972 to 1998. Ms. Diamond has a B.S. in Economics from Elmhurst College.

Mark P. Kritzman, 53	2007	Mr. Kritzman has been a director of ISE since 2000. Mr. Kritzman is the Chief Executive Officer and owner of Windham Capital Management LLC. He has held this position since January 2000. In addition, from 1993 to 2000, Mr. Kritzman served as Managing Partner of Windham Capital Management Boston, a general partnership. Mr. Kritzman is also a Senior Partner of State Street Associates, and the Research Director of CFA Institute’s Research Foundation. He also teaches the Financial Engineering pro-seminar at the Massachusetts Institute of Technology’s Sloan School. From 1986 to 1988, Mr. Kritzman was General Partner of New Amsterdam Partners and from 1983 to 1986, was Vice President of Bankers Trust Company. Prior to that, Mr. Kritzman held research positions with AT&T and the Equitable Life Assurance Society. Mr. Kritzman has also served as a director on several boards, including The Center for International Securities and Derivatives Markets, The Fischer Black Memorial Foundation, The Institute for Quantitative Research in Finance and The International Association of Financial Engineers. In addition, Mr. Kritzman serves on several editorial and review boards, including Emerging Markets Review, the Financial Analysis Journal, the Journal of Alternative Investments and the Journal Derivatives and the Journal of Investment Management.

Name and Age	For a Term Expiring	Background

Ivers W. Riley, 72	2007	Mr. Riley has served as Chairperson of ISE since May 26, 2002. From 1997 until the end of 2001, he served as a member of the Executive Committee of the International Options Market Association, where he was formerly President from 1997 through 1998. From 1994 to 1997, and from 1999 to 2000, Mr. Riley was the Chief Executive Officer of the Hong Kong Futures Exchange and Chairperson and Chief Executive Officer of the HKFE Clearing Corporation. From 1986 to 1993, he was Senior Executive Vice President of the AMEX in charge of all derivatives activity. From 1983 to 1986 he was Executive Vice President of the NYSE in charge of the options division. Previously, Mr. Riley was a founding partner of The Options Group. In addition, he was a Senior Vice President of both PaineWebber and the CBOE.

Richard Schmalensee, Ph.D., 61	2007	Dr. Schmalensee has been a director of ISE since 2000. Since November 1998, Dr. Schmalensee has been the Dean of The Massachusetts Institute of Technology, Sloan School of Management and a Professor of Economics and Management. Previously, Dr. Schmalensee served as Deputy Dean and Interim Dean. Dr. Schmalensee has been a part-time consultant for LECG, LLC since April 2004 and was a part time consultant for NERA Economic Consulting from 1991 through March 2004. In addition, Dr. Schmalensee serves on the Board of Directors of IDG, Inc., and previously served on the Board of Directors of MFS Investment Management, from June 2002 to April 2004. From 1989 to 1991, Dr. Schmalensee was a member of the President’s Counsel of Economic Advisers. Dr. Schmalensee is a research associate of the National Bureau of Economic Research, a fellow of the Econometric Society, a member of the International Academy of Management, and a fellow of the American Academy of Arts and Sciences. Before joining MIT in 1977, Dr. Schmalensee was an Associate Professor at the University of California, San Diego, and has served as a visiting professor at the Harvard Business School.

If you are a Class A shareholder, your proxies will vote for each of the four nominees for non-industry directors set forth above unless you specifically withhold authority to vote for a particular nominee. Each of the nominees above has consented to serve if elected. We have no reason to believe that any of the nominees listed above will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, our Board may substitute another nominee upon the recommendation of our Corporate Governance Committee. In that case, your proxies will vote for the substitute designated by our Board.

Our Board of Directors unanimously recommends that you vote FOR the four non-industry director nominees described above.

Nominee for Chief Executive Officer Director

(Class A common stock voting)

Name and Age	For a Term Expiring	Background
David Krell, 58	2006	Mr. Krell has been President and Chief Executive Officer of ISE since 1997. Mr. Krell co-founded ISE in October, 1997. From 1997 to 1998, he was Chairperson and co-founder of K-Squared Research, LLC, a financial services consulting firm. From 1984 to 1997, Mr. Krell was Vice President, Options and Index Products, of the NYSE. From 1981 to 1984, Mr. Krell was First Vice President at the Chicago Board Options Exchange. Mr. Krell was also a Vice President at Merrill Lynch from 1978 to 1981 and founded its Managed Options Service. He was a director on the Board of the International Federation of Technical Analysts, a President of the Market Technicians Association and a director on the Board of Directors of The Options Clearing Corporation, or OCC. Mr. Krell formerly was an Adjunct Professor at Rutgers University Graduate School of Management and at the Graduate School of Baruch College. He has taught, coordinated and directed seminars and workshops at the New York Institute of Finance.

If you are a Class A shareholder, your proxies will vote for the nominee for director set forth above unless you specifically withhold authority to vote for this nominee. The nominee above has consented to serve if elected. We have no reason to believe that the nominee listed above will be unable or unwilling to serve if elected.

Our Board of Directors unanimously recommends that you vote FOR the director nominee described above.

Nominee for Class B-1 industry director

(Class B-1 common stock voting)

Name and Age	For a Term Expiring	Background
Sean D. Flynn, 34	2007	Mr. Flynn has been an options trader for Timber Hill LLC since 1997. Mr. Flynn is also a member of Interactive Brokers Group LLC, the parent company of Timber Hill LLC. Mr. Flynn is a graduate of the University of California, Irvine, where he received a B.S. degree in Economics.

The nominee above has consented to serve if elected. We have no reason to believe that the nominee above will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, our Nominating Committee may substitute another nominee.

Our Board of Directors is not providing any recommendation as to how you should vote with respect to the Class B-1 industry director nominee described above.

Nominee for Class B-2 industry director

(Class B-2 common stock voting)

Name and Age	For a Term Expiring	Background
James V. Harkness, 45	2007	Mr. Harkness has been a director of ISE since 2002. Mr. Harkness has been a Managing Director of Wolverine Trading, LLC and a limited partner of Wolverine Holdings, L.P. since 1999. From April 1994 to July 1999, Mr. Harkness was Managing Director of MicroHedge. Mr. Harkness also held trading and sales positions with Telekurs AG, Market View Software and LaSalle Arbitrage.

The nominee above has consented to serve if elected. We have no reason to believe that the nominee above will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, our Nominating Committee may substitute another nominee.

Our Board of Directors is not providing any recommendation as to how you should vote with respect to the Class B-2 industry director nominee described above.

Nominee for Class B-3 industry director

(Class B-3 common stock voting)

Name and Age	For a Term Expiring	Background
William A. Porter, Jr., 76	2007	Mr. Porter has been a director of ISE since 2000. Mr. Porter is a founder and was the first Chairperson of ISE from 1997 to 2002. Mr. Porter is also Chairperson Emeritus of E*TRADE, the Managing Member of KAP Group LLC and Chairperson of the Board of Adirondack Trading Partners LLC, or ATP. He has been the Chairperson of ATP since 1997. Mr. Porter has held numerous senior management positions, including Chairperson of Trelleborg Rubber Company; President of Tretorn Shoes; President of Commercial Electronics Incorporated. Mr. Porter has a M.S. in Management from The Massachusetts Institute of Technology, where he was a Sloan Fellow, a M.S. in Physics from Kansas State College and a B.A. in Mathematics from Adams State College.

The nominee above has consented to serve if elected. We have no reason to believe that the nominee above will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, our Nominating Committee may substitute another nominee.

Our Board of Directors is not providing any recommendation as to how you should vote with respect to the Class B-3 industry director nominee described above.

Members of our Board not standing for election this year

Set forth below is information about our directors who are not standing for election at the Annual Meeting.

Name and Age	Term Expires	Background
Brian P. Donnelly, 37 Industry Director	2006	Mr. Donnelly has been a director of ISE since March 2005. Mr. Donnelly is a Managing Director at UBS Securities LLC and has been the Global Head of Electronic Volatility Trading for UBS Securities LLC since 2002. From 2000 to 2002, Mr. Donnelly was Executive Director, Co-Head of European Option Market-Making, at Hull Trading UK, Ltd., a subsidiary of Goldman Sachs. Mr. Donnelly is a graduate of Denison University, where he received a B.A. in Economics.

Frank J. Jones, Ph.D., 66 Non-Industry Director	2006	Dr. Jones has been a director of ISE since 2000. Dr. Jones is Vice Chairperson of ISE. He has been a Professor in the Accounting and Finance department at San Jose State University since 2003. Additionally, Dr. Jones was Executive Vice President and Chief Investment Officer of Guardian Life Insurance Company of America from 1991 to 2002. He was also President of Guardian Park Avenue Portfolio, a mutual fund company. Previously, Dr. Jones was Managing Director at Merrill Lynch & Co., Global Fixed Income Research and Economics. He has served on several boards, including The Intermarket Clearing Corporation (a subsidiary of OCC), OCC and the New York Futures Clearing Corporation (of which he was Chairperson), and Guardian Baillie Gifford, an Edinburgh, Scotland money manager and distributor. Dr. Jones holds a Ph.D. in Economics from Stanford University, a M.B.A. from the University of Pittsburgh, a M.S. in Nuclear Engineering from Cornell University and a B.A. and B.S. from University of Notre Dame.

John A. Koltes, III, 51 Industry Director	2006	Mr. Koltes has been a director of ISE since March 2005. Since 1988, Mr. Koltes has been an Executive Partner of the Archelon Group, serving as Executive Manager of Archelon LLC, a member of the Executive Board of Archelon Deutschland GmbH and as Vice Chairperson of the Executive Committee of Archelon Suisse GmbH. Mr. Koltes is also a member of Error Free Software LLC, an affiliate of Archelon. From 1985 to 1988, Mr. Koltes was a Senior Tax Associate at Kirkpatrick & Lockhart. Mr. Koltes also served as a judicial law clerk for the Honorable Darrell D. Wiles, US Federal Tax Court, from 1983 to 1985. Mr. Koltes holds an LLM in Tax from New York University, and is a graduate of Dartmouth College and Western New England Law School.

Name and Age	Term Expires	Background

Jason Lehman, 30 Industry Director	2006	Mr. Lehman has been a director of ISE since July 2004. He is Head of Global Volatility Arbitrage at Citadel Investment Group, L.L.C. and currently heads the Global Options business for Citadel. Mr. Lehman joined Citadel in 1996 as a trader in the Japanese Convertible Bond Trading Group. Mr. Lehman holds a B.S. in Economics from the Wharton School of the University of Pennsylvania.

John F. Marshall, Ph.D., 53 Non-Industry Director	2006	Dr. Marshall has been a director of ISE since 2000. Dr. Marshall has been a Senior Member of Marshall, Tucker & Associates, LLC since 1991. He is also the Chief Executive Officer of Port Jefferson Capital I, LLC, a venture capital fund. Dr. Marshall served on the faculty of the Tobin Graduate School of Business at St. John’s University from 1981 to 2000. Dr. Marshall also served as the Executive Director of the International Association of Financial Engineers. Dr. Marshall earned a Ph.D. in Financial Economics from the State University of New York at Stony Brook, a M.B.A. in Finance from St. John’s University in 1977, a M.A. in Quantitative Economics from the State University of New York at Stony Brook in 1978, and a B.S. in biology/chemistry from Fordham University in 1973.

Sarah A. Miller, 51 Non-Industry Director	2006	Ms. Miller has been a director of ISE since 2003. Ms. Miller has been a Director of the Center for Securities, Trust and Investments at American Bankers Association since 1989. Ms. Miller also has been General Counsel for the ABA Securities Association since 1995. In addition, from 1982 to 1988, Ms. Miller worked in the Division of Corporation Finance and in the Office of the General Counsel at the SEC. Ms. Miller is a graduate of Boston University and American University’s Washington College of Law and is a member of the D.C. Bar.

Carleton Day Pearl, 61 Non-Industry Director	2006	Mr. Pearl has been a director of ISE since 2000. Mr. Pearl is a financial industry consultant. He has been Vice President and Treasurer of Freescale Semiconductor, Inc. since 2003. Previously, Mr. Pearl was President and Chief Executive Officer at System Capital Corporation from 2000 to 2003 and was Senior Vice President and Treasurer at McDonald’s Corporation from 1978 to 1999. Mr. Pearl was also Chairperson of The Profit Sharing Administrative Committee, which oversees investment choices for McDonald’s and Freescale’s employee retirement funds. Mr. Pearl served as an advisory director to McDonald’s Board of Directors from 1996 to 1997. In addition, Mr. Pearl was a Trustee of Aon Funds. Mr. Pearl is a member of the Board of Directors of the National Association of Corporate Treasurers and RIM Finance Limited. Mr. Pearl serves on the Advisory Board of the School of Liberal Arts and Sciences at DePaul University in Chicago and the boards of the Lincoln Park Zoo and the Chicago Shakespeare Theater.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

As required by Section 301 of the Sarbanes-Oxley Act of 2002 and the listing standards of the NYSE, our Finance and Audit Committee is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm. The Finance and Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2004. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be available to respond to appropriate questions and may make a statement if they so desire. Although we are not required to seek shareholder approval of this appointment, we believe it to be sound corporate governance to do so. If the appointment of Ernst & Young LLP is not ratified by our shareholders, our Finance and Audit Committee will investigate the reasons for the shareholder rejection and will consider appointing another independent registered public accounting firm.

Our Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2005 fiscal year.

Principal accountant fees and services

Fees billed by Ernst & Young LLP for each of the last two fiscal years are listed in the following table.

Year Ended December 31,	Audit Fees	Audit- Related Fees	Tax Fees	All Other Fees
2004	$1,094,250	$40,000	$734,350	$—
2003	$598,900	$—	$152,400	$—

Audit fees include fees for professional services rendered for the audit of our annual financial statements and for other services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including services provided in connection with our initial public offering.

Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements, other than those services described under “Audit Fees.” These fees were primarily for services in connection with our preparation for compliance with the rules and regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002.

Tax fees consist of services performed by our independent registered public accounting firm’s tax division, except those related to the audit, and include fees for tax compliance, tax planning and tax advice as well as tax fees in connection with our initial public offering.

There were no fees billed for other services rendered by our independent registered public accounting firm that would be included in “all other fees” for the years ended December 31, 2004 and 2003.

The Finance and Audit Committee has considered and determined that the provision of non-audit services is compatible with maintaining the registered public accounting firm’s independence.

Finance and Audit Committee pre-approval policy

The Finance and Audit Committee is responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm. The Finance and Audit Committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by our independent registered public accounting firm. In accordance with such policies and procedures, the Finance and Audit Committee is required to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services is in accordance with the rules and regulations of the SEC and does not impair the registered public accounting firm’s independence.

Change in independent registered public accounting firm

On February 13, 2003, the Finance and Audit Committee dismissed Deloitte & Touche LLP as our independent auditors. Also on that date, the Finance and Audit Committee approved Ernst & Young LLP as our independent registered public accounting firm, which became effective immediately.

The report of Deloitte & Touche LLP on our financial statements as of and for the year ended December 31, 2002, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. For the year ended December 31, 2002 and the period from January 1, 2003 through February 13, 2003, we had no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure, which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make reference to the matter in their report.

During the year ended December 31, 2002 and through February 13, 2003, we had no reportable events (as the term is described in Item 304(a)(1)(v) of Regulation S-K).

Prior to our engagement of Ernst & Young LLP, we had not consulted with Ernst & Young LLP during our two most recent fiscal years regarding: (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice were provided that Ernst & Young LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) any matter that was the subject of either a disagreement or a reportable event.

We furnished the disclosure regarding our change in independent registered public accounting firm to both Deloitte & Touche LLP and Ernst & Young LLP, neither of whom subsequently elected to present its views in a brief statement to be included in the Proxy Statement. A copy of the letter from Deloitte & Touche dated January 13, 2005, stating its agreement with the disclosure herein, is incorporated by reference from Exhibit 16.1 filed with Amendment No. 4 to the Form S-1 filed by us with the SEC on January 14, 2005.

REPORT OF THE FINANCE AND AUDIT COMMITTEE

The Finance and Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Finance and Audit Committee consists of four non-industry directors who are “independent” as defined in the listing standards of the NYSE. Its duties and responsibilities are set forth in the Finance and Audit Committee Charter adopted by our Board of Directors, which was reviewed and revised in November 2004 and which is attached to this proxy statement as Appendix A. In 2004, the Finance and Audit Committee held 8 regularly scheduled meetings. During 2004, the Finance and Audit Committee met with the senior members of the Company’s financial management team, the Company’s director of internal audit, the Company’s general counsel and the Company’s independent registered public accounting firm, as necessary. The Finance and Audit Committee had private sessions with the Company’s independent registered public accounting firm, as necessary. The Board of Directors has determined that John F. Marshall, Ph.D., meets the SEC’s definition of audit committee financial expert.

In the course of fulfilling its responsibilities, the Finance and Audit Committee has:

•	the sole authority to appoint or replace the independent registered public accounting firm, and is directly responsible for the oversight of the scope of its role and the determination of its compensation;

•	reviewed and discussed with management and the independent registered public accounting firm, Ernst & Young LLP, the audited financial statements;

•	reviewed, revised and discussed with management the Charter for the Finance and Audit Committee;

•	discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of statements on Auditing Standards, AU §380);

•	received and discussed with the independent registered public accounting firm, the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”;

•	discussed with the independent registered public accounting firm its independence from the Company and management;

•	reviewed payments to and pre-approved services of our independent registered public accounting firm in accordance with the pre-approval policy; and

•	considered whether the provision by the independent registered public accounting firm of non-audit services, if any, is compatible with maintaining their independence.

Because the registration statement for the Company’s initial public offering contained financial statements for the fiscal year ended December 31, 2004, the Company did not file an Annual Report on Form 10-K for the fiscal year 2004.

The Finance and Audit Committee’s role is one of oversight and it recognizes that management is responsible for preparing the Company’s financial statements and the independent registered public accounting firm is responsible for auditing those financial statements. Additionally, the Finance and Audit Committee recognizes that management, including the internal audit staff, as well as the independent registered public accounting firm, have more time, knowledge and detailed information with respect to the Company than do the Finance and Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Finance and Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent registered public accounting firm’s work.

The Finance and Audit Committee—Fiscal Year 2004
John F. Marshall, Ph.D., Chairperson
Barbara Diamond
Mark P. Kritzman
Carleton Day Pearl

EXECUTIVE COMPENSATION

The following table sets forth information on compensation earned by our Chief Executive Officer and our five other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for the years ended December 31, 2002, 2003 and 2004. In this Proxy Statement, we refer to these executives as our “named executive officers.” Each table is presented in the format that the SEC has established for the disclosure of executive compensation.

Summary Compensation Table

Name and Principal Position		Annual Compensation			Long Term Compensation(3)	Other Compensation(4)
	Year	Salary	Bonus(1)	Other(2)
David Krell	2004	$877,347	$1,601,608	$62,301	$0	$12,300
President and Chief Executive Officer	2003	751,923	1,547,885	0	0	21,575
	2002	600,000	250,000	0	0	16,788

Gary Katz	2004	742,469	1,088,034	0	0	12,300
Chief Operating Officer	2003	641,346	1,242,019	0	0	15,025
	2002	525,000	312,500	0	0	12,512

Bruce Cooperman	2004	291,799	220,600	0	0	12,300
Chief Financial Officer	2003	283,300	247,910	0	0	12,000
	2002	275,000	95,000	0	0	11,000

Daniel P. Friel	2004	371,315	255,600	0	0	12,300
Chief Information Officer	2003	360,500	384,400	0	0	12,000
	2002	350,000	127,500	0	0	11,000

Michael J. Simon	2004	371,315	255,600	0	0	12,300
Secretary, General Counsel and Chief	2003	360,500	384,400	0	0	12,000
Regulatory Officer	2002	350,000	136,250	0	0	11,000

Paul J. Bennett	2004	155,667	0	0	0	0
Senior Vice President, Market Operations(5)	2003	309,000	303,950	0	0	12,000
	2002	300,000	110,000	0	0	11,000

(1)	Annual bonuses for each of the named executive officers were earned in 2002, 2003 and 2004, but paid in 2003, 2004 and 2005, respectively. A portion of those annual bonuses was based upon the sale of shares of Class B-2 common stock during 2003 and 2004. Such portion of each named executive officer’s annual bonus attributable to the sale of shares of Class B-2 common stock for 2003 and 2004, respectively, was as follows: David Krell: $420,000 and $1,075,000; Gary Katz: $280,000 and $716,800; Daniel P. Friel, Michael J. Simon and Bruce Cooperman: $41,250 and $105,600 each; and Paul J. Bennett: $41,250 and $0. In addition, a portion of the annual bonuses paid in 2003 includes $235,000 each for Daniel P. Friel and Michael J. Simon, $150,000 for Bruce Cooperman and $170,000 for Paul J. Bennett as deferred compensation under our KEYSOP™ profit-sharing plan. The remaining portion of the annual bonus paid to David Krell and Gary Katz for 2002, 2003 and 2004 was determined based upon an assessment by the Compensation Committee of their individual contributions to the overall success of the Company for each year. The Compensation Committee established a bonus pool for 2003 and 2004 for each of the other named executive officers. The remaining portion of the annual bonuses paid to those other named executive officers was distributed from this pool and was determined, in each case, by David Krell and Gary Katz based upon their assessment of the contributions made by those named executive officers to our overall success for each year.
(2)	In 2002 and 2003, does not include our expense for maintaining an apartment in New York City for use by our executive officers and other employees. Since January 1, 2004, David Krell has had exclusive use of the apartment.
(3)	In connection with our initial public offering, we granted an award with a total dollar value for David Krell, $2,100,000; Gary Katz, $1,700,000; Daniel P. Friel, $620,000; Michael J. Simon, $700,000; and Bruce Cooperman, $510,000. These awards are for performance in 2004 and 2005.

(4)	Includes matching contributions under our 401(k) plan. In addition, for 2002 and 2003, includes $4,788 and $9,575 for David Krell and $1,512 and $3,025 for Gary Katz, respectively, for term life insurance premiums paid by us for their benefit.
(5)	Paul J. Bennett resigned effective June 30, 2004 and his duties were transferred to Daniel P. Friel.

Stock option grants in year ended December 31, 2004

No stock options to purchase our Class A common stock were granted to the named executive officers during the year ended December 31, 2004.

Aggregated option exercises during year ended December 31, 2004 and year-end option values

Name	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
David Krell	1,512,000	—	$25,114,320	—
Gary Katz	1,008,000	—	16,742,880	—
Bruce Cooperman	148,500	—	2,466,585	—
Daniel P. Friel	148,500	—	2,466,585	—
Michael J. Simon	148,500	—	2,466,585	—
Paul J. Bennett(2)	148,500	—	2,466,585	—

(1)	These values have been calculated on the basis of our initial public offering price of $18.00 per share, less the applicable exercise price per share, multiplied by the number of shares underlying the options.
(2)	Paul J. Bennett resigned effective as of June 30, 2004. Paul J. Bennett’s options will remain exercisable for up to six months after any lock-up period applicable to our directors and officers in effect after the completion of our initial public offering, which occurred on March 14, 2005.

Employment agreements

We have entered into employment agreements with David Krell (as Chief Executive Officer), Gary Katz (as Chief Operating Officer), Bruce Cooperman (as Chief Financial Officer), Michael J. Simon (as General Counsel, Chief Regulatory Officer and Secretary) and Daniel P. Friel (as Chief Information Officer).

Each agreement commenced on the March 9, 2005, the first date that shares of our Class A common stock were offered for sale in the United States, and expires on December 31, 2007 and will automatically extend for successive one-year terms unless we or the relevant employee provides written notice of an intention to terminate the agreement at least 120 days prior to the end of the then current term.

Under their respective employment agreements, each will receive the following initial annual base salaries: (1) David Krell, $1 million, (2) Gary Katz, $850,000, (3) Bruce Cooperman, $310,000, (4) Michael J. Simon, $385,000 and (5) Daniel P. Friel, $385,000. While David Krell’s and Gary Katz’s agreements do not contain any express provision for annual salary increases, the salaries of Bruce Cooperman, Michael J. Simon and Daniel P. Friel will be evaluated each year by our Chief Executive Officer and our Chief Operating Officer, and increased by no less than 3% annually, provided that such increases do not result in payment of a base salary that would not be fully deductible by us. Additionally, each of these executives is eligible to receive an annual discretionary bonus, the actual amount of which will be determined based on our and such employee’s achievement of performance objectives set by the compensation committee or other committee of our Board no later than ninety (90) days following the commencement of the calendar year for which the annual bonus will be payable, each year as part of the budget review process.

Such annual bonus may be paid in cash and/or in restricted stock, options or other non-cash compensation pursuant to our Omnibus Stock Plan; provided that any non-cash bonus, absent agreement by the employee otherwise, shall be paid without being subject to any vesting or similar limitation.

In addition to the above compensation and in connection with our initial public offering, under our Omnibus Stock Plan each was granted an award with a total dollar value at the time of grant being as follows: (1) David Krell, $2.1 million, (2) Gary Katz, $1.7 million, (3) Bruce Cooperman, $510,000, (4) Michael J. Simon, $700,000 and (5) Daniel P. Friel, $620,000. In each case, 66% of the total dollar value of the award was awarded in the form of restricted stock and 34% of the total dollar value of the award was awarded in the form of stock options that are exercisable at the initial public offering price of $18.00 per share and valued in a manner consistent with that used for our books and records. These awards represent two years worth of grants. Because these awards are being granted on an accelerated basis, they vest over a three-year period on a staggered basis as follows: 15% in year 1; 30% in year 2; and the remaining 55% in year 3. These awards are part of the awards granted to all of our employees under the Omnibus Stock Plan in connection with our initial public offering having an aggregate total dollar value at the time of grant of $9.8 million.

Furthermore, each is also entitled to receive or participate in certain of our benefits, such as our 401(k) plan, group health plans, paid vacation and sick leave, basic life insurance and short-term and long-term disability and such other benefits as are customarily provided to our senior executives. Each shall also be covered by our directors and officers liability insurance.

Each employment agreement may be terminated upon the occurrence of the following: (1) death or disability (as defined in the agreements), (2) termination by the employee for any reason, including good reason (as defined in the agreements), (3) termination by us, with or without cause (as defined in the agreements) or (4) termination by us or the employee by providing notice of an intent not to extend the then current term of employment.

If an employee’s employment terminates as a result of death or disability, is terminated by us for cause or is terminated by an employee without good reason, we will provide the employee (or his estate) with the following compensation: (1) annual base salary through the date of termination, (2) any deferred compensation or bonuses in accordance with applicable plans, (3) reimbursement of expenses incurred but not paid, and (4) any other benefits the employee is eligible to receive under any of our plans or programs. Additionally, for termination because of death or disability, the employee will receive any annual bonus that was awarded but not yet paid and any pro-rated annual bonus for any partial year worked.

If we terminate an employee’s employment without cause or an employee terminates for good reason, we will provide the employee with the following compensation: (1) annual base salary through the date of termination and for 24 months thereafter, (2) two times the average of any annual bonuses paid to the employee in the two full years before termination, (3) any annual bonus that was awarded but not yet paid, (4) any prorated annual bonus for any partial year worked, (5) any deferred compensation or bonuses in accordance with applicable plans, (6) reimbursement of expenses incurred but not paid, and (7) up to 24 months of continued coverage under our group medical, dental and life insurance plans.

If we terminate an agreement by providing notice of an intention not to extend the then current term of his employment, we will pay the employee the following compensation: (1) annual base salary through the date of termination and for 12 months thereafter, (2) any bonus that was awarded but not yet paid, (3) any pro-rated annual bonus for any partial year worked, (4) any deferred compensation or bonuses, (5) reimbursement of expenses incurred but not paid, and (6) any other benefits as may be provided in our applicable programs and plans.

Each agreement also contains a provision that covers any termination of employment without cause or for good reason occurring within 18 months following a change in control (as defined in the agreement), which entitles the employee to the following compensation in lieu of any other compensation and benefit whatsoever discussed above: (1) annual base salary through the date of termination and for 36 months thereafter, (2) payment of three times the average of any annual bonuses paid to the employee in the two full years before termination, (3) any bonus that was awarded but not yet paid, (4) reimbursement of expenses incurred but not paid, and (5) continued participation in our group medical, dental and life insurance plans for up to 36 months. In addition, if the aggregate amount of payments and benefits to be paid to or received by an employee in connection with a change in control, regardless of the source of obligation to pay or provide such benefits, is determined to be an excess parachute payment (within the meaning of Code Section 280G and the Treasury regulations promulgated thereunder), thereby subjecting the employee to an excise tax, we will pay the employee an additional gross-up amount with respect to any excise tax imposed on the total payments.

No termination payments under any of the above termination provisions will be made unless and until the employee signs a general release in favor of us.

The agreements also contain confidentiality, non-competition and non-solicitation provisions, whereby each employee acknowledges the obligation to protect our confidential information and intellectual property, agrees not to interfere with our business relationships or to otherwise compete with us upon termination and agrees not to solicit our employees, directors, consultants, agents, independent contractors or clients. The confidentiality provision continues indefinitely and the non-competition and non-solicitation restrictions last for 24 months following termination of employment for any reason, except that if we notify the employee of our intent not to extend the employment term, the restrictions will be reduced to 12 months.

All disputes between us and the employee relating to the employment or the termination of employment are subject to binding arbitration.

Benefit plans with change in control provisions

Omnibus Stock Plan

We have adopted an Omnibus Stock Plan in order to further our growth and profitability by increasing incentives and encouraging equity ownership on the part of our employees, independent contractors and Board members. The plan is intended to permit the grant of awards that constitute incentive stock options, or ISOs, non-qualified stock options, or NQSOs, stock appreciation rights, or SARs, restricted stock and restricted stock units, or RSUs. Each award under the plan is evidenced by a written award agreement between us and each participant containing the terms and conditions of such award. This plan is administered by the Compensation Committee of our Board, which is authorized to construe and interpret the plan and any related award agreement and to promulgate, amend, and rescind rules and regulations relating to the implementation and administration of the plan. The Compensation Committee is also authorized to select the plan’s participants, determine the amount and form of awards, and impose restrictions, terms and conditions upon awards. Subject to certain adjustment provisions, 4,140,000 shares of our Class A common stock are available for grants under the plan and up to ten percent of those shares in respect of restricted stock, RSUs, ISOs, NQSOs, or SARs, or a combination thereof, may be granted during any year to any person.

In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock or extraordinary cash dividends, split-up, share combination, or other similar change in our corporate structure affecting the shares, the Compensation Committee may adjust the number, class and series of our securities or the securities of any successor corporation available under this plan, the number, class, series, exercise price per share (in the case of an option) and base price (in the case of a SAR) of securities subject to outstanding awards, the maximum number of shares available for grant and the maximum number of shares which may be granted to any participant in any single calendar year, in such manner as the Compensation Committee determines to be appropriate to prevent the dilution or diminution of such awards. The Compensation Committee may also, in its sole discretion, cancel some or all of the outstanding awards and pay to each holder of a cancelled award a payment in cash or securities in an amount that the Compensation Committee in good faith determines to be the equivalent value of such award on the date of such event.

In addition, pursuant to the terms of the award agreements relating to grants under the Omnibus Stock Plan, in the event of a “Change of Control”, all restricted stock awards, RSUs, ISOs, NQSOs and SARs shall automatically be deemed, as applicable, vested and exercisable, restrictions with respect to restricted stock shall be deemed, as applicable, to have lapsed and performance goals relating to applicable outstanding awards shall be deemed achieved. A “Change in Control” generally occurs in any of the following situations:

•	any person or persons acting in concert (excluding our benefit plans) becomes the beneficial owner of our securities having at least 25% of the voting power of our then outstanding securities;

•	our shareholders shall approve any merger or other business combination of ISE other than a transaction immediately following which our shareholders and any trustee or fiduciary of any ISE employee benefit plan immediately prior to such transaction own at least 65% of the voting power, directly or indirectly, of the surviving corporation in any such merger or other business combination;

•	within any 24 month period, the persons (generally including any person becoming a director who was nominated or approved by those persons) who were directors immediately before the beginning of such period shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to ISE; or

•	a plan of our complete liquidation shall have been adopted or the holders of our voting securities shall have approved an agreement for the sale or disposition by us (in one transaction or a series of transactions) of all or substantially all of our assets.

Stock Purchase Plan

We have adopted a Stock Purchase Plan that is designed to allow eligible employees and non-industry directors to purchase shares of our Class A common stock, at defined intervals, with their accumulated payroll deductions (or with additional contributions, if permitted by the relevant offering). This plan is administered by our Board or a committee designated by our Board. We have reserved 1,350,000 shares of Class A Common Stock for issuance under this plan.

In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving our receipt of consideration, our Board, in its sole discretion, may make appropriate and conclusive adjustments in the classes and maximum number of shares subject to the plan and the classes and number of shares and price per share of stock subject to outstanding rights.

In addition, in the event of: (1) our dissolution or liquidation; (2) a sale of all or substantially all of our assets; (3) a merger or consolidation in which we are not the surviving corporation; (4) a reverse merger in which we are the surviving corporation but the shares of Class A common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (5) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by us or our affiliates) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of our securities representing at least 50% of the combined voting power entitled to vote in the election of directors; or (6) the individuals who, as of July 22, 2004, are members of the Board cease for any reason to constitute at least 50% of the Board, then such Board, in its sole discretion, may take or arrange for the taking of any of the following actions: (a) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the plan, (b) such rights may continue in full force and effect, (c) all participants’ accumulated payroll deductions (or other payments or contributions, if any) may be used to purchase Class A common stock immediately prior to or within a reasonable period of time following the transaction described above and the participants’ rights under any ongoing plan offering terminated or (d) any outstanding Plan offering may be cancelled and accumulated payroll deductions (and other payments and contributions, if any) returned to participants (reduced to the extent, if any, such amounts have been used to acquire Class A common stock for the participants).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee consists of four non-industry directors who are “independent.” The primary purpose of the Compensation Committee is to oversee the compensation of our executive officers. A complete description of the Committee’s function may be found in its charter, a copy of which may be found on our website.

Compensation philosophy and objectives

The Compensation Committee approves the Company’s goals and objectives relevant to compensation and benefits, stays informed as to market levels of compensation and recommends to our Board compensation levels and benefits for our management and employees. The Committee applies a consistent philosophy to compensation for all employees, including the Company’s executive officers. This philosophy is based on the premise that our achievements result from the coordinated efforts of all employees working toward our business objectives.

The Compensation Committee’s primary goals are (i) to structure and administer a range of compensation programs designed to enable us to attract and retain executive talent in a highly competitive marketplace and (ii) to link compensation to performance and the creation of shareholder value. To help it fulfill these missions, the Compensation Committee periodically evaluates the competitiveness of our executive compensation programs, using information drawn from a variety of sources, such as published survey data on other financial and service institutions, information supplied by consultants and its own experience in recruiting and retaining executives. Each year, the Committee reviews management’s recommendations for executive officers, as well as compensation and benefit plan modifications and the funding of those plans. Working in conjunction with the Chief Executive Officer, the Committee reviews and sets senior executive (other than the Chief Executive Officer and Chief Operating Officer) compensation, incentive-compensation plans and equity-based plans.

The Committee uses three primary forms of executive compensation to satisfy its compensation objectives: base salary, annual bonuses, and long-term equity compensation. The Committee’s policies with respect to each of these components, including the basis for the compensation awarded to our Chief Executive Officer, are discussed below.

Base salary

The Committee uses base salary to provide competitive market salaries based on the position’s duties and level of responsibility. Base salaries are reviewed annually to determine if such salaries fall within a competitive range. Individual salaries set within a competitive range are also based upon an evaluation of other factors, such as individual past performance, potential with the Company, level and scope of responsibility, and internal equity. While executive base salaries are evaluated annually, we typically adjust salaries for those at more senior levels less frequently.

The base salary of each named executive officer in 2004 is set forth in the Summary Compensation Table on page 36.

Annual bonuses

Annual bonuses reflect both performance of the Company and individual performance. The impact made on meeting or exceeding the goals of the Company’s business plan is a key consideration in determining the amount of any annual bonus. The Committee determines the criteria and objectives that must be met during the applicable performance period in order to earn an award.

The bonuses awarded to each named executive officer in 2004 are set forth in the Summary Compensation Table on page 36.

Long-term equity compensation

The Company believes that providing executive officers with equity ownership in the Company (i) serves to align the interests of executive officers with shareholders by creating a direct link between compensation and shareholder return; (ii) creates a significant, long-term interest in the Company’s success; and (iii) aids in the retention of key executive officers in a competitive market for executive talent. In view of the Company’s pending initial public offering, the Company did not grant long-term incentive awards to its executive officers for 2004, though the Company did make long-term equity grants to executive officers at or about the time of its initial public offering in 2005. Going forward, the Compensation Committee anticipates making long-term equity grants in such amounts and with such terms as it determines appropriate to achieve the goals set forth above.

Chief Executive Officer compensation

During the fiscal year ended December 31, 2004, the Compensation Committee, considered a number of factors in evaluating the performance of, and setting the bonus for, David Krell, the Company’s Chief Executive Officer. In its evaluation, the Compensation Committee considered the sale of shares of Class B-2 common stock for 2004, the changes in the financial performance of the Company from the prior year, Mr. Krell’s leadership in connection with the Company’s pending initial public offering and the substantial time and concentrated effort that Mr. Krell applied in the performance of his duties. The Compensation Committee believes that the salary and bonus earned by Mr. Krell for 2004 were appropriate based on the above criteria.

Limit on tax-deductible compensation

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deduction that the Company may claim in any tax year with respect to compensation paid to the Chief Executive Officer and certain other senior executive officers. Certain types of performance-based compensation are exempted from this $1 million limit. Performance based compensation can include income from stock options, restricted stock, and certain formula driven compensation that meets the IRS requirements. In 2004, the Company was not subject to the deduction limitations of Section 162(m).

The Compensation Committee—Fiscal Year 2004

Barbara Diamond, Chairperson
Richard Schmalensee, Ph.D.
John F. Marshall, Ph.D.
Frank J. Jones, Ph.D.

PERFORMANCE GRAPH

Prior to March 9, 2005, the Class A common stock was not publicly traded. Accordingly, there is no data available for periods prior to such date.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Proposals that shareholders wish to include in our proxy materials for presentation at our Annual Meeting in May 2006 must be received by the Secretary by December 2, 2005. Those proposals should be sent to Secretary, International Securities Exchange, Inc., 60 Broad Street, New York, New York 10004, and must comply with rules promulgated by the SEC in order to be eligible for inclusion in our proxy materials for our 2006 Annual Meeting of Shareholders.

Our amended and restated constitution also contains advance notice requirements for matters that Class A shareholders intend to bring before an annual meeting. Generally, notice of a proposal to be brought before the 2006 Annual Meeting must be received by the Secretary not earlier than February 10, 2006 and not later than March 12, 2006. The notice must set forth the following information on each item of business that the Class A shareholder proposes to bring before the meeting:

•	as to each person whom the shareholder proposes to nominate for election or reelection as a non-industry director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a statement that such nominee complies with the requirements set forth in our Certificate of Incorporation;

•	as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner and (b) the class and number of shares of the Company that are owned beneficially and of record by such shareholder and such beneficial owner.

Our Class B shareholders may also submit by petition nominations of persons eligible to serve as industry directors for election to the Board for their respective series of Class B common stock. Petitions of persons eligible to serve as industry directors must be accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of consent to serve as a director if elected. Petitions should be addressed to the Secretary, and must be received not later than 45 days before the date of the 2006 annual meeting of shareholders.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

SEC rules require us to provide an Annual Report to shareholders who receive this proxy statement. Additional copies of the Annual Report are available upon written request to Investor Relations, International Securities Exchange, Inc., 60 Broad Street, New York, New York 10004. Because the registration statement for the Company’s initial public offering contained the financial statements for the fiscal year ended December 31, 2004, the Company was not required to file with the SEC an Annual Report on Form 10-K for the 2004 fiscal year.

PROXY SOLICITATION

We will pay the costs of soliciting proxies. In addition to mailing proxy solicitation material, our directors and employees also may solicit proxies in person, by telephone or by other electronic means of communication. We will not compensate these directors and employees additionally for this solicitation, but we may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies. We will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their beneficial owners, and we will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding the materials. We have retained Georgeson Shareholder to aid in the solicitation of proxies. It is estimated that the fee for Georgeson Shareholder will be approximately $6,500 plus reasonable out-of-pocket costs and expenses.

HOUSEHOLDING

Under SEC rules, a single set of annual reports and proxy statements may be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. Shareholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if their shares are held by brokers or banks, or by contacting ADP by toll-free telephone at (1-800-542-1061) or via letter to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, if they hold their shares directly in their own names.

By Order of the Board of Directors,

Michael J. Simon

Secretary

Dated: April 1, 2005

Appendix A

Charter of the

Finance and Audit Committee

of the

International Securities Exchange, Inc.

Organization and Membership

The Finance and Audit Committee (“Committee”) of the International Securities Exchange, Inc. (“ISE” or “Company”) shall consist of at least three, and no more than five, non-industry members of the Board of Directors (“Board”). Committee members shall be appointed by the Board at its annual organizational meeting following the annual meeting of stockholders. The term of each Committee member is one year, with a member eligible for multiple terms as long as the member remains on the Board unless any member shall sooner resign or be removed, with or without cause, by the Board prior to the expiration of his or her term. The Board may appoint a director to fill any vacancy created on the Committee for any reason, and such successor shall serve for the remainder of the term of the Committee member he or she is replacing. The Committee shall select its Chairperson.

A quorum of the Committee consists of a majority of the members. An act of the majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee. The Committee also may act through unanimous written consent. The Committee may establish one or more subcommittees to focus on specific aspects of its duties and responsibilities and may delegate any of its responsibilities to any such subcommittee if it so chooses, provided that any subcommittee decisions are presented to the full Committee for ratification at its next scheduled meeting.

Purpose

The Committee’s goals are to assist the Board in fulfilling its responsibilities to oversee: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence; and (4) the performance of the ISE’s internal audit function and independent auditors. The Committee shall prepare an audit committee report as and when required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Qualification Requirements for Committee Members

Each member of the Committee must be in compliance with the following standards:

1)	Each member must be a non-industry director, as provided in Section 3.2 of the Company’s Constitution;

2)	Each member must be “independent,” according to the criteria specified in Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”); and

3)	Each member must be an “independent director,” as defined in Sections 303A of the New York Stock Exchange Listed Company Manual.

Each member of the Committee shall have at least general familiarity with the following:

1)	The accounting and reporting principals and practices applied by the Company in preparing its financial statements;

2)	The regulatory and surveillance programs administered by the Company as part of its self-regulatory function; and

3)	The data processing systems utilized by the Company.

At least one member of the Committee shall be designated as a “financial expert,” as defined by the rules and regulations of the SEC. In addition, a member of the Committee shall not serve on the audit committees of more than three public companies.

Committee Meetings

The Committee will meet at least four times a year, with authority to convene additional meetings as circumstances require. The chairperson of the Committee will preside at each meeting of the Committee and, in consultation with the other members of the Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting; the chairperson will ensure that the agenda for each meeting, together with any other relevant materials, are circulated as soon as reasonably practicable in advance of the meeting. The meetings of the Committee may be called by: the Committee Chairperson; the Secretary of the Company at the request of a majority of Committee members; or by the Company’s Chief Financial Officer or by the Company’s Head of Internal Audit. Members can participate in a meeting in person or through a conference telephone call or similar communications arrangement allowing all persons participating in the meeting to hear each other at the same time. The Chief Financial Officer shall be responsible for keeping the Committee minutes as the Committee shall direct.

No persons other than the Committee members have the right to attend meetings of the Committee. However, the Committee may invite other Board members, management, auditors or others to attend meetings and to provide pertinent information, as necessary. As determined by the Committee, it also will meet periodically (but not less than quarterly), with management, with internal auditors and with external auditors.

Limitation On Committee’s Role

The Committee’s role is one of oversight and it recognizes that management is responsible for preparing the Company’s financial statements and that the Company’s independent auditor is responsible for auditing those financial statements. Additionally, the Committee recognizes that management, including the internal audit staff, as well as the independent auditor, have more time, knowledge and detailed information with respect to the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

Authority of the Committee

The Committee is directly and solely empowered:

1)	To appoint, compensate, retain (subject, if applicable, to shareholder ratification) and oversee the work of the public accounting firm employed by the Company for the purpose of preparing or issuing an audit report, or performing other audit, review or attestation services for the Company (including the financial audit and the electronic data processing audit, as well as any internal audit functions being outsourced to independent accounting firms) and to approve all audit engagement fees and terms. The oversight responsibilities include the authority to retain the external auditor, which includes the power to terminate the external auditor. The independent auditors must report directly to the Committee;

2)	To resolve disagreements between management and the auditors;

3)

To pre-approve all auditing services (which may entail providing comfort letters in connection with securities underwriting or statutory audits required for insurance companies for purpose of state law), internal control—related and permitted non-audit services performed by the Company’s external financial audit firm, subject to the de minimis exceptions for non-audit services described in Section

10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit; the Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals hereunder provided that decisions of any member to whom authority is delegated shall be presented to the full Committee at its next scheduled meeting;

4)	To conduct or authorize investigations of any matter within its scope of responsibilities with full access to all books, records, facilities and personnel of the Company; and

5)	To retain independent counsel, accountants, or others to advise the Committee or assist in the conduct of any investigation the Committee authorizes within the scope of its authority.

Responsibilities of the Committee

The Committee has the following responsibilities with respect to financial statements, financial and internal controls, internal audit, external audit, compliance and reporting:

Financial Statements

1)	The committee shall review with management and external auditors any audit problems or difficulties, and management’s response, including:

a)	Any restrictions on the scope of the independent auditor’s activity or on access to requested information;

b)	Any accounting adjustments that were proposed by the auditor, but were “passed” by management as immaterial or otherwise;

c)	Any communications between the audit team and the audit firm’s national office relating to problems or difficulties encountered with respect to significant auditing or accounting issues; and

d)	Any “management” or “internal control” letter issued or proposed to be issued by the audit firm to the Company;

2)	The committee shall discuss the annual audited financial statements and quarterly financial statements with management and the external auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” prior to the filing of the Company’s quarterly and annual reports on Form 10-Q and 10-K, respectively. The Committee’s review of the audited annual financial statements shall include:

a)	major issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles, and major issues as to the adequacy of the company’s internal controls and any specific remedial actions adopted in light of material control deficiencies;

b)	discussions with management and the independent auditors regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments;

c)	consideration of the effect of regulatory accounting initiatives, as well as off-balance sheet structures on the financial statements;

d)	consideration of the judgment of both management and the independent auditors about the quality, not just the acceptability of accounting principles; and

e)	the clarity of the disclosures in the financial statements.

3)

The Committee shall receive and review a report from the independent auditors, prior to the filing of the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), on: all critical accounting policies and practices of the Company; all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor; and other material written communications between the independent auditors and management;

4)	The Committee shall review and approve all related party transactions other than routine business transactions with members; and

5)	The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

Financial and Internal Controls

1)	The Committee shall review management’s assessment of the effectiveness of internal control over financial reporting as of the end of the most recent fiscal year and the independent auditors’ report on management’s assessment;

2)	The Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of internal control over financial reporting, including any significant deficiencies or material weaknesses identified by management of the Company in connection with its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act; the Committee also shall discuss with management, the internal auditors, and the independent auditors any significant changes in internal control over financial reporting that are disclosed, or considered for disclosure, in the Company’s periodic filings with the SEC;

3)	The Committee shall review the current material financial arrangements of the Company to determine whether they are best serving the interests of the Company and the current and anticipated financial requirements of the Company;

4)	The Committee shall review the annual budget request of the staff of the Company, and if considered advisable, recommend to the Board for approval;

5)	The Committee shall monitor performance in relation to the budget approved by the Board;

6)	The Committee shall review and approve significant proposed amendments to the approved budget that may arise from time to time throughout the year, and review and approve commitments that will have the effect of causing to be exceeded the total authorization provided in any one or more of:

a)	The annual budget approved by the Board;

b)	The Company’s operating expense plan included in the budget; and

c)	The Company’s capital expenditures plan included in the budget;

However, the Committee need not review and approve any such amendments or commitments if they are consistent with the Company’s Financial Policies and Procedures, as approved by the Committee;

7)	The Committee shall review fee changes proposed by the staff, and if considered advisable, recommend to the Board for approval;

8)	The Committee shall recommend to the Board any changes that the Committee considers advisable with respect to the financial arrangements and methods of and terms for additional financings or reductions of current financings;

9)	The Committee shall consider the effectiveness of the Company’s internal control system, including information technology security and controls, operational controls, and regulatory and compliance controls; and

10)	The Committee shall review with the independent auditors, the Chief Financial Officer, the Head of Internal Audit, and other appropriate personnel the scope of the internal and external auditor’s review of internal control over financial reporting, electronic data processing, operations and surveillance and obtain reports on significant findings and recommendation, together with management’s responses and review the extent to which recommendations made by the internal auditors or by the independent auditors have been implemented.

Internal Audit

1)	The Committee shall review with management and the Head of Internal Audit, and approve, the charter, plans, activity reports, staffing, organizational structure and budget of the internal audit function;

2)	The Committee shall review and concur in the appointment, replacement or dismissal of the Head of Internal Audit;

3)	The Committee shall review the effectiveness of the internal audit function, including compliance with the Institute of Internal Audit’s Standards for the Professional Practice of Internal Auditing; and

4)	The Committee shall on a regular basis meet separately with the Head of Internal Audit to discuss any matters that the Committee or Head of Internal Audit believes should be discussed privately.

External Audit

1)	The Committee shall review the qualification, performance and independence of the external auditors, including:

a)	At least annually, obtain and review a report by the independent auditors describing:

(i)	The firm’s internal quality control procedures;

(ii)	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

(iii)	In order to assess the auditor’s independence, all relationships between the independent auditor and the Company;

b)	Receive the written disclosures and letter from the independent auditor required by Independence Board Standard Number 1, as may be modified or supplemented, and discuss with the independent auditor the independent auditor’s independence;

c)	Take into account the opinion of management and the Head of Internal Audit;

d)	Review and evaluate the lead partner of the independent auditors; and

e)	Present its conclusions with respect to the independent auditors to the full Board;

2)	The Committee shall ensure the regular rotation of the lead audit partner as required by law and consider whether there should be a regular rotation of the audit firm itself; and

3)	The Committee shall set clear hiring policies for employees or former employees of an independent auditor, which guidelines shall meet the requirements of applicable law, regulations and listing standards;

Compliance

1)	The Committee shall review the effectiveness of controls for monitoring compliance with laws and regulations and the results of management’s actions (including follow-ups and disciplinary action) for any instances of non-compliance;

2)	The Committee shall establish procedures for:

a)	The receipt, retention and treatment of received complaints regarding accounting, internal accounting controls, or auditing matters; and

b)	The confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

3)	The Committee shall review the findings of any examinations by regulatory agencies, and any auditor observations; and

4)	The Committee shall review the Company’s compliance systems with respect to legal and regulatory requirements and review the Company’s code of conduct and programs to monitor compliance with such programs. The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

Reporting and Other Responsibilities

1)	The Committee shall regularly report to the Board about Committee activities and issues that arise with respect to the quality and integrity of the Company’s financial statements, effectiveness and efficiency of financial and internal controls being in place, the Company’s compliance with legal and regulatory requirements (including Automation Review Policy requirements), and the performance of internal audit function;

2)	The Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including the risk of fraud; the Committee also shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

3)	The Committee shall periodically review and assess the adequacy of this Charter, requesting Board approval for proposed changes, and ensuring appropriate disclosure as may be required by law or regulation; and

4)	The Committee shall perform an evaluation of its performance at least annually.

Disclosure

This Charter shall be made available on the Company’s website. The Company shall include a statement in its Annual Report on Form 10-K filed with the SEC indicating that a copy of this Charter is available on its website and in print to any stockholder who requests a copy.

Adopted: March 9, 2005

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET https://www.proxyvotenow.com/ise • Go to the website address listed above.

• Have your proxy card ready. • Follow the simple instructions that appear on your computer screen. OR

TELEPHONE (within U.S. and Canada) 1-866-353-7843 • Use any touch-tone telephone. • Have your proxy card ready.

• Follow the simple recorded instructions. OR MAIL Mark, sign and date your proxy card. Detach your proxy card. Return your proxy card in the postage-paid envelope provided.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Votes submitted by telephone or the Internet must be received by 5:00 p.m., local time, on May 10, 2005. THANK YOU FOR VOTING

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

A Election of Directors 1. The Board of Directors recommends a vote FOR the listed nominees. Four will be elected to a two-year term to the Board of Directors.

Nominees: 01 - Barbara Diamond, 02 - Mark P. Kritzman, 03 - Ivers W. Riley, 04 - Richard Schmalensee, Ph.D.

FOR WITHHOLD EXCEPTIONS WITHHOLD FOR (write name of nominee(s) in space provided below)

Exception              B Election of CEO as Director

2. The Board of Directors recommends a vote FOR the listed nominee. The CEO will be elected to a one-year term to the Board of Directors.

Nominee: 01 - David Krell FOR WITHHOLD Votes must be indicated (x) in Black or Blue ink. C Issue

The Board of Directors recommends a vote FOR the following proposal. FOR AGAINST ABSTAIN

3. Ratification of Ernst & Young LLP as independent registered public accounting firm for 2005.

I plan to attend the Annual Meeting. To change your address, please mark this box.

NOTE: Please sign your name(s) EXACTLY as your name(s) appears(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date Share Owner sign here Co-Owner sign here

INTERNATIONAL SECURITIES EXCHANGE, INC. Annual Meeting Proxy Card For Class A Common Stock This Proxy is being solicited by the Board of Directors of International Securities Exchange, Inc. (“ISE”) for the Annual Meeting of Shareholders on Wednesday, May 11, 2005

The undersigned hereby appoint(s) Michael J. Simon and Katherine A. Simmons with full power to act alone and with full power of substitution, as proxy of such shareholder(s), to attend the Annual Meeting of ISE to be held at 10:00 a.m., local time, on Wednesday, May 11, 2005, at The Down Town Association, located at 60 Pine Street, New York, NY 10005, and any postponement or adjournment thereof, and to vote all shares of Class A common stock of ISE held of record by such shareholder(s) as of the close of business on March 29, 2005, upon the proposals as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS SET FORTH IN THE PROXY STATEMENT FOR PROPOSALS A, B AND C LISTED ON THE REVERSE SIDE. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any matters incident to the conduct of the Annual Meeting, including any motion to adjourn or postpone the Annual Meeting. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

INTERNATIONAL SECURITIES EXCHANGE, INC. P.O. BOX 11196 NEW YORK, N.Y. 10203-0196 (Continued, and to be dated and signed on the reverse side.)

V o t e s m u s t b e r e c e i v e d b y 5 : 0 0 p . m .            , l o c a l t i m e            , o n M a y 1 0 , 2 0 0 5

DETACH PROXY CARD HERE Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope. Votes must be indicated (x) in Black or Blue ink. Election of Industry Director – Class B-1 Select the following Class B-1 industry director nominee to be elected to a two-year term to the Board of Directors.

FOR WITHHOLD 01 - Sean D. Flynn I plan to attend the Annual Meeting.

PLEASE PROMPTLY FAX THIS PROXY TO (212) 509 - 3955 AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign your name(s) EXACTLY as your name(s) appears(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Date Share Owner sign here Co-Owner sign here 4864

INTERNATIONAL SECURITIES EXCHANGE, INC. Annual Meeting Proxy Card For Class B-1 Common Stock

This Proxy is being solicited by the Board of Directors of International Securities Exchange, Inc. (“ISE”) for the Annual Meeting of Shareholders on Wednesday, May 11, 2005

The undersigned hereby appoint(s) Michael J. Simon and Katherine A. Simmons with full power to act alone and with full power of substitution, as proxy of such shareholder(s), to attend the Annual Meeting of ISE to be held at 10:00 a.m., local time, on Wednesday, May 11, 2005, at The Down Town Association, located at 60 Pine Street, New York, NY 10005, and any postponement or adjournment thereof, and to vote all shares of Class B-1 common stock of ISE held of record by such shareholder(s) as of the close of business on March 29, 2005, upon the proposal as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS SET FORTH IN THE PROXY STATEMENT FOR THE PROPOSAL LISTED ON THE REVERSE SIDE. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any matters incident to the conduct of the Annual Meeting, including any motion to adjourn or postpone the Annual Meeting. The proposal is fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

PLEASE PROMPTLY FAX THIS PROXY TO (212) 509 - 3955 AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

THANK YOU FOR VOTING. (Continued, and to be dated and signed on the reverse side.)

V o t e s m u s t b e r e c e i v e d b y 5 : 0 0 p . m .            , l o c a l t i m e            , o n M a y 1 0 , 2 0 0 5

? DETACH PROXY CARD HERE ? Please Sign, Date and Return x the Proxy Card Promptly

Using the Enclosed Envelope. Votes must be indicated (x) in Black or Blue ink. Election of Industry Director – Class B-2

Select the following Class B-2 industry director nominee to be elected to a two-year term to the Board of Directors.

FOR WITHHOLD 01 - James V. Harkness x x I plan to attend the Annual Meeting.

PLEASE PROMPTLY FAX THIS PROXY TO (212) 509 - 3955 AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign your name(s) EXACTLY as your name(s) appears(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Date Share Owner sign here Co-Owner sign here 4865

INTERNATIONAL SECURITIES EXCHANGE, INC. Annual Meeting Proxy Card For Class B-2 Common Stock

This Proxy is being solicited by the Board of Directors of International Securities Exchange, Inc. (“ISE”) for the Annual Meeting of Shareholders on Wednesday, May 11, 2005

The undersigned hereby appoint(s) Michael J. Simon and Katherine A. Simmons with full power to act alone and with full power of substitution, as proxy of such shareholder(s), to attend the Annual Meeting of ISE to be held at 10:00 a.m., local time, on Wednesday, May 11, 2005, at The Down Town Association, located at 60 Pine Street, New York, NY 10005, and any postponement or adjournment thereof, and to vote all shares of Class B-2 common stock of ISE held of record by such shareholder(s) as of the close of business on March 29, 2005, upon the proposal as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS SET FORTH IN THE PROXY STATEMENT FOR THE PROPOSAL LISTED ON THE REVERSE SIDE. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any matters incident to the conduct of the Annual Meeting, including any motion to adjourn or postpone the Annual Meeting. The proposal is fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

PLEASE PROMPTLY FAX THIS PROXY TO (212) 509 - 3955 AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

THANK YOU FOR VOTING. (Continued, and to be dated and signed on the reverse side.)

V o t e s m u s t b e r e c e i v e d b y 5 : 0 0 p . m .            , l o c a l t i m e            , o n M a y 1 0 , 2 0 0 5

DETACH PROXY CARD HERE Please Sign, Date and Return x the Proxy Card Promptly

Using the Enclosed Envelope. Votes must be indicated (x) in Black or Blue ink.

Election of Industry Director – Class B-3

Select the following Class B-3 industry director nominee to be elected to a two-year term to the Board of Directors.

FOR WITHHOLD 01 - William A. Porter, Jr. x x I plan to attend the Annual Meeting.

PLEASE PROMPTLY FAX THIS PROXY TO (212) 509 - 3955 AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign your name(s) EXACTLY as your name(s) appears(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Date Share Owner sign here Co-Owner sign here 4866

INTERNATIONAL SECURITIES EXCHANGE, INC. Annual Meeting Proxy Card For Class B-3 Common Stock

This Proxy is being solicited by the Board of Directors of International Securities Exchange, Inc. (“ISE”) for the Annual Meeting of Shareholders on Wednesday, May 11, 2005

The undersigned hereby appoint(s) Michael J. Simon and Katherine A. Simmons with full power to act alone and with full power of substitution, as proxy of such shareholder(s), to attend the Annual Meeting of ISE to be held at 10:00 a.m., local time, on Wednesday, May 11, 2005, at The Down Town Association, located at 60 Pine Street, New York, NY 10005, and any postponement or adjournment thereof, and to vote all shares of Class B-3 common stock of ISE held of record by such shareholder(s) as of the close of business on March 29, 2005, upon the proposal as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS SET FORTH IN THE PROXY STATEMENT FOR THE PROPOSAL LISTED ON THE REVERSE SIDE. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any matters incident to the conduct of the Annual Meeting, including any motion to adjourn or postpone the Annual Meeting. The proposal is fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

PLEASE PROMPTLY FAX THIS PROXY TO (212) 509 - 3955 AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. THANK YOU FOR VOTING. (Continued, and to be dated and signed on the reverse side.)